                                                                   EXHIBIT 10.14

                             AMENDED AND RESTATED
                             --------------------
                SUBORDINATED NOTE PURCHASE AND OPTION AGREEMENT
                -----------------------------------------------

          THIS AMENDED AND RESTATED SUBORDINATED NOTE PURCHASE AND OPTION AGREEMENT (this "Agreement") is made and entered as of December 30, 1996, by and among Univision Communications Inc., a Delaware corporation ("Univision"), Entravision Communications Company, L.L.C., a Delaware limited liability company (the "Company"), KSMS-TV, Inc. ("KSMS"), a Delaware corporation, Tierra Alta Broadcasting, Inc. ("Tierra Alta"), a Delaware corporation, Cabrillo Broadcasting Corporation ("Cabrillo"), a California corporation, Golden Hills Broadcasting Corporation ("Golden"), a Delaware corporation, Las Tres Palmas Corporation ("Las Tres"), a Delaware corporation, Entravision Merger Corp., ("Merger Corp."), a Delaware corporation (each of the Company, KSMS, Tierra Alta, Cabrillo, Golden, Las Tres and Merger Corp. a "Borrower", and collectively, the "Borrowers"), and Walter F. Ulloa, an individual and Philip C. Wilkinson, an individual, as the managing members (the "Managing Members"), and amends and restates in its entirety the SUBORDINATED NOTE PURCHASE AND OPTION AGREEMENT made and entered as of December 30, 1996 (the "Effective Date") among the parties hereto with reference to the following:

                                   RECITALS
                                   --------

          A. Univision has made a Loan to the Company in the principal amount of $3,000,000 which is evidenced by a Subordinated Promissory Note due August 19, 1997 (the "Prior Note").

          B. Univision is to purchase a Non-Negotiable Subordinated Note from the Company in the principal amount of $10,000,000.

          C. The Company desires to sell the Non-Negotiable Subordinated Note to Univision and grant to Univision an option to acquire an equity interest in the Company.

          D. In order to induce Univision to purchase the Non-Negotiable Subordinated Note, the Borrowers wish to make certain representations and warranties to Univision and agree to perform covenants for the benefit of Univision.

          E. In order to induce Univision to purchase the Subordinated Note, the Managing Members of the Company wish to grant to Univision an option to acquire an equity interest in the Borrowers.

                                   AGREEMENT
                                   ---------

          In consideration of the promises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

          1.   Purchase of Subordinated Note.
               -----------------------------

               1.1  Authorization of Subordinated Note.  Pursuant to the terms
                    ----------------------------------
and conditions contained herein, the Company has authorized the issuance to Univision of a Non-Negotiable Subordinated Note in the form of Exhibit A attached hereto (the "Subordinated Note").

               1.2  Purchase and Sale.
                    -----------------

                    (a) Subject to the terms and conditions hereof, the Company hereby issues and sells to Univision and Univision hereby purchases from the Company, the Subordinated Note for the Purchase Price described in Section 1.2(b).

                    (b) The aggregate purchase price of the Subordinated Note shall equal $7,000,000 and the delivery to the Company for cancellation of the Prior Note (the "Purchase Price").

               2.   Representations and Warranties.  The Subordinated Note has
                    ------------------------------
been authorized by all necessary actions on the part of the Company, and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. This Agreement has been authorized by the Company and each of the Borrowers and is a valid and binding obligation of the Company, each of the Borrowers and each of the Managing Members enforceable against such party in accordance with its terms. As inducement for Univision entering into this agreement and purchasing the Subordinated Note each of the Company and the Borrowers hereby restates and adopt in favor of and for the benefit of Univision the representations and warranties set forth in Section 3 of the Credit Agreement among Union Bank of California, as agent for the Banks who are parties thereto, the Company and the Borrowers dated as of the date hereof, a copy of which is attached hereto as Exhibit B (the "Credit Agreement") and agrees that, until the closing of Reorganization (as hereinafter defined) to not engage in any of the acts or activities described in Section 3 of the Subordinated Note without the consent of Univision in accordance with the terms thereof.

          3.   Univision Option/Anti-Dilution Protection.
               -----------------------------------------

               For the purposes of this Section 3 capitalized terms not defined herein shall have the meaning given to such terms in the Amended and Restated Operating Agreement of the Company, a copy of which is attached hereto as Exhibit C (the "Operating Agreement").

               3.1  Univision Option.  Univision is hereby granted a right to
                    ----------------
acquire an equity interest in the Company (as calculated in Section 3.2 below) through the acquisition of Class A Non-Managing Membership Units for a total exercise price of Ten Million Dollars ($10,000,000) reduced but not below $1, by the payment to Univision of any amounts distributed pursuant to Section 3(a)(iv) of the Subordinated Note as a Prepayment Amount (as defined in the Subordinated
Note) (the "Univision Option"). The Univision Option is exercisable only in its entirety. In light of the unique relationship between Univision and the Company and the special nature of the Univision Option, the Univision Option is not assignable to any third party without the consent of the Company, which the Company may withhold in its sole unqualified discretion. The Univision Option is exercisable for a period of twenty-five (25) years from the date hereof (i) at the sole option of Univision or (ii) automatically and mandatorily at any time upon a change of FCC's rules that would permit such conversion without attribution to Univision. Notwithstanding anything to the contrary herein, Univision shall not exercise any of its rights under this provision should such action constitute or result in a change of control of a broadcast station licensee, if such change of control would require, under then existing law, the prior approval of the Federal Communications Commission. In such event, Univision shall only exercise its rights upon the prior consent of the Federal Communications Commission to a request filed with it for transfer of control of the broadcast station licensee. The Option is exercisable only in its entirety, unless the then applicable FCC attribution rules and regulations permit Univision to acquire a lesser percent. Univision shall be permitted to credit the principal sum due under the Subordinated Note to pay the Purchase Price upon Univision's exercise of the Univision Option. This Univision Option shall expire upon the exercise of the Borrower Option, as defined below.

          3.2  Option Percentage.  Upon exercise, the Univision Option shall
               -----------------
entitle Univision to acquire 25.55% of the sum of (i) the Class A and Class C Non-Managing Membership Units currently issued plus (ii) the Class A and Class C Non-Managing Membership Units to be issued upon the Reorganization (as defined below) plus (iii) the Class A Non-Managing Membership Units to be issued to Univision on exercise of the Univision Option (the "Option Percentage"), including those to be issued to Valley Channel in accordance with the Operating Agreement. Univision's Option Percentage shall also proportionately increase upon purchase by the Company of any Class A Non-Managing Membership Units outstanding on the Effective Date or the non-issuance of any Class A Non-Managing Membership Units contemplated to be issued in the Reorganization which are not so issued. There shall be no adjustment related to the option to acquire 11,965 units held by Dr. Armando Navarro.

          3.3  Anti-Dilution Protection.  Univision shall have a right of first
               ------------------------
refusal to purchase any new issuance of Membership Units in the Company pursuant to Section 7(c)(iii) of the Operating Agreement in order to maintain its percentage interest in profits, losses and rights; except for the issuance of non-voting Class D Membership Units to certain managers and employees representing up to a five percent (5%) interest in profits and losses of the Company on a fully diluted basis. Any such additional issuances of equity shall be evidenced by Class B Membership Units pursuant to Section 7(c)(iii) of the Operating Agreement. In connection with any such additional issuance, so long as the Univision Option is outstanding, Univision shall have the right to make an additional long term loan to the Company (the "Additional Loan") in a Proportionate Amount (as hereinafter defined), which Additional Loan shall be on the same terms and conditions as the Subordinated Note and shall be accompanied by additional options to acquire Class B Membership Units (the "Additional Option"), in an amount sufficient to allow Univision to maintain an ownership interest in the Company equal to the then Option Percentage. For purposes of this Section 3.3, "Proportionate Amount" means a principal amount determined by multiplying (i) the amount to be raised by the Company by (ii) Univision's then existing Option Percentage. To the extent that Univision exercises its right to make an Additional Loan, the amount to be raised from the sale of Class B Membership Units shall be decreased by the amount of such Additional Loan. Such rights of first refusal and right to make Additional Loans shall terminate upon a public offering of the Company.

          3.4  Manner of Exercising Option.  Upon the exercise of the Univision
               ---------------------------
Option pursuant to Section 3.1 above, Univision shall take the following actions:

               (a) Execute and deliver to the Company an agreement agreeing to be bound by all of the terms and provisions of the then Operating Agreement of the Company in a form reasonably satisfactory to the Company's attorneys;

               (b) Furnish to the Company appropriate documentation that the person or persons exercising the Univision Option on behalf of Univision have the authority to exercise the Univision Option; and

               (c) Deliver the original of the Note marked "cancelled" and "paid in full."

As soon thereafter as practical, the Company shall mail or deliver to Univision, if the Company's membership units are then certificated, a certificate representing the Membership Units so purchased by Univision.

     4.   Borrower Option.
          ---------------

          4.1  Borrower Option.  As inducement for Univision entering into this
               ---------------
agreement and purchasing the Subordinated Note each of the Managing Members hereby grant to Univision the right to purchase the same percentage of the Capital Stock of each of the Borrowers as Univision may from time to time be entitled to purchase from the Company pursuant to Section 3 above (the "Borrower Option"). The Borrower Option is exercisable only in its entirety. In light of the unique relationship between Univision and the Company and the special nature of the Borrower Option, the Borrower Option is not assignable to any third party without the consent of the Company, which the Company may withhold in its sole unqualified discretion. The Borrower Option is exercisable for a period of twenty-five (25) years from the Effective Date at the sole option of Univision and shall expire upon the earlier to occur of (i) the consummation of the transactions contemplated by the Amended and Restated Formation Agreement among the Company and the Borrowers dated as of December 30, 1996 (the "Reorganization") or (ii) the exercise of the Univision Option contained in
Section 3 hereof.

          4.2  Manner of Exercising Borrower Option.  Upon the exercise of the
               ------------------------------------
Borrower Option pursuant to Section 4.1 above, Univision shall take the following actions:

               (a) Furnish to the Company appropriate documentation that the person or persons exercising the Borrower Option on behalf of Univision have the authority to exercise the Borrower Option; and

               (b) Deliver the original of the Subordinated Note.

As soon thereafter as practical, the Managing Members shall deliver to Univision securities representing the interests so purchased by Univision.

          Notwithstanding the generality of the foregoing, Univision agrees to cooperate with the Managing Members and the Borrowers in replacing the Borrower Option with options directly from the Borrowers for newly issued securities of Borrowers which would give Univision the same percentage interest in each of the Borrowers after giving effect to the exercise of such options as Univision would have if it exercised its option from the Borrower Option.

     5.   Miscellaneous.
          -------------

          5.1  Further Assurances.  Each party agrees to cooperate fully with
               ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

          5.2  Rights Cumulative.  Each and all of the various rights, powers
               -----------------
and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

          5.3  Notices.  All Notices, demands and requests required by this
               -------
Agreement shall be in writing and shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegram, telegraph, telex or facsimile transmission, addressed to the parties hereto at the addresses set forth on the signature pages hereto. Any party hereto may from time to time by notice in writing served upon the others as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be address or delivered.

          5.4  Captions.  Captions are provided herein for convenience only and
               --------
they are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

          5.5  Severability.  If any clause, provision or section of this
               ------------
Agreement is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

          5.6  Governing Law.  This Agreement shall be governed, interpreted,
               -------------
construed and enforced in accordance with the laws of the State of California.

          5.7  Entire Agreement.  This writing is the complete and exclusive
               ----------------
statement of the agreement between the parties with respect to the transactions contemplated hereby and supersedes any prior proposal, agreement or communication relating to the subject matter of this Agreement, and may not be modified except by writing signed by all of the parties hereto.

          5.8  Waiver of Breach.  The failure of any party hereto at any time to
               ----------------
require performance by the other shall in no way affect their right thereafter to enforce the same, nor shall the waiver by either party hereto of any breach of any provision(s) hereof be taken or held to be a waiver of any succeeding breach or as a waiver of the provision itself.

          5.9  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Except as provided in Section 3.1 herein and above, which shall be controlling, Univision may transfer or assign its rights and obligations hereunder.

          5.10 Attorneys' Fees.  If any action is brought to enforce the terms
               ---------------
of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which the party may be entitled.

          5.11 Survival.  Except as otherwise provided in this Agreement, none
               --------
of the terms, provisions, agreements or representations contained in this Agreement shall survive the termination of this Agreement.

          5.12 Counterparts.  This Agreement may be executed simultaneously in
               ------------
multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date and, as applicable in their respective corporate names by their duly authorized officers.

                               UNIVISION COMMUNICATIONS INC.,

                               a Delaware corporation

                               By: /s/ Andrew W. Hobson

                               Name:___________________________
                               Title:__________________________
                               ________________________________
                               ________________________________

                               ENTRAVISION COMMUNICATIONS
                               COMPANY, L.L.C.,
                               a Delaware limited liability company

                               By: /s/ Walter F. Ulloa  /s/ Philip C. Wilkinson

                               Name:___________________________
                               Title:__________________________
                               ________________________________
                               ________________________________

                               BORROWERS

                               KSMS-TV, INC.

                               By: /s/ Walter F. Ulloa

                               Name: __________________________
                               Title: _________________________

                               11900 Olympic Boulevard, Suite 590
                               Los Angeles, California 90064
                               Fax No.: (310) 979-8804

                               TIERRA ALTA BROADCASTING, INC.

                               By: /s/ Walter F. Ulloa

                               Name: __________________________
                               Title: _________________________

                               22 Commerce Center Way
                               Henderson, Nevada  89015
                               Fax No.: (702) _____________

                               CABRILLO BROADCASTING
                               CORPORATION

                               By: /s/ Philip C. Wilkinson
                               Name: ____________________________________
                               Title: ___________________________________

                               KBNT-TV, Channel 19
                               5764 Pacific Center Boulevard, Suite 110
                               San Diego, California 92121
                               Fax No.: (619) 597-1909

                               GOLDEN HILLS BROADCASTING
                               CORPORATION

                               By: /s/ Walter F. Ulloa
                               Name: ____________________________________
                               Title: ___________________________________

                               KCEC
                               777 Grant Street, Suite 110
                               Denver, Colorado 80203

                               Fax No.:  (303) 832-3410

                               LAS TRES PALMAS CORPORATION

                               By: /s/ Walter F. Ulloa
                               Name: ____________________________________
                               Title: ___________________________________

                               KVER-TV
                               41601 Corporate Way
                               Palm Desert, California  92260-1904
                               Fax No.: (619) 341-0951

                               MANAGING MEMBERS

                               WALTER E. ULLOA

                               /s/ Walter F. Ulloa

                               PHILIP C. WILKINSON

                               /s/ Philip C. Wilkinson

                                   EXHIBIT A
                                   ---------

             NON-NEGOTIABLE SUBORDINATED NOTE AND OPTION AGREEMENT

                       NON-NEGOTIABLE SUBORDINATED NOTE
                       --------------------------------


THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACT"). THE SECURITIES EVIDENCED BY THIS NOTE MAY NOT BE OFFERED, SOLD OR TRANSFERRED FOR VALUE, DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF SUCH REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE ACTS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE ACTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.



                  ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.

Subordinated Note Due December 30, 2021

$10,000,000                                              Los Angeles, California
                                                               December 30, 1996

                              ------------------

     Entravision Communications Company, L.L.C., a Delaware limited liability company (the "Company"), for value received, hereby promises to pay to Univision Communications Inc., a Delaware corporation ("Univision"), at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, the principal sum of Ten Million Dollars ($10,000,000) together with interest (computed on the basis of a 360-day year) from the date of this Note, (the "Commencement Date") on the unpaid balance of such principal amount at 7.01% (the "Interest Rate"). Principal and interest under this Note shall be payable as follows: Interest on this Note shall be due and payable semi-annually, as it accrues, beginning six
(6) months after the Commencement Date and continuing regularly and semi-annually thereafter each calendar year until December 30, 2021, when the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full. Reference is made to the Company's Amended and Restated Operating Agreement dated as of December 30, 1996 (the "Operating Agreement"). Capitalized terms not defined herein shall have the meaning given to such terms in the Operating Agreement.

     1.   Subordination.
          -------------

          (a) Subordination to Senior Indebtedness.  The indebtedness evidenced
              ------------------------------------
by this Note, and the payment of the principal hereof and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness (as hereinafter defined) of the Company now outstanding or hereafter incurred. "Senior Indebtedness" means the principal of and interest on, together with all other payment obligations under (i) all indebtedness of the Company to banks, trust companies, insurance companies and other financial institutions, including commercial paper and accounts receivable sold or assigned by the Company to such institutions; (ii) obligations of the Company as lessee under leases of real or personal property; (iii) any indebtedness of the Company issued or incurred in connection with the acquisition of an equity interest in a business or with the assets of a business; (iv) shareholder and/or member loans, junk bond debt, trade debt incurred in the ordinary course of business and other unsecured debt;
(v) deferrals, renewals, extensions and refunding of and modifications to any such indebtedness or obligations described in (i), (ii), (iii) and (iv) above; and (vi) any other indebtedness of the Company which the Company and Univision may hereafter from time to time expressly and specifically agree in writing.

          (b) Payment Upon Dissolution, Etc.  Upon payment or distribution of
              ------------------------------
assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or other proceedings, all principal and interest, together with all other payment obligations under, due upon any Senior Indebtedness shall first be paid in full, or payment thereof in full duly provided for, before Univision shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note; and upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which Univision would be entitled except for the provisions of this Section 1 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by Univision if it shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to
                                                                     --- ----
each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to Univision. In the event of any such dissolution, winding-up, liquidation or reorganization of the Company, Univision shall be entitled to be paid one hundred percent (100%) of the outstanding principal amount hereof and accrued interest hereon before any distribution of assets shall be made among the holders of any class of Membership Units of the Company in their capacities as holders of such Membership Units.

          For purposes of this paragraph (b), the words "assets" and "cash, property or securities" shall not be deemed to include Membership Units of the Company as reorganized or readjusted, or Membership Units of the Company or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 1 with respect to this Note to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed
                            --------
by the
new person, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

          (c) Subrogation.  Subject to payment in full of all Senior
              -----------
Indebtedness, Univision shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on this Note shall be paid in full; and, for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which Univision would be entitled except for the subordination provisions of this Section 1 shall, as between Univision and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

          (d) Rights of Holder Unimpaired.  The provisions of this Section 1 are
              ---------------------------
and are intended solely for the purposes of defining the relative rights of Univision and the holders of Senior Indebtedness; and nothing in this Section 1 shall impair, as between the Company and Univision, the obligation of the Company, which is unconditional and absolute, to pay to Univision the principal hereof and interest hereon, in accordance with the terms of this Note; nor shall anything herein prevent Univision from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to Univision.

          (e) Holders of Senior Indebtedness.  These provisions regarding
              ------------------------------
subordination will constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named herein, and they or any of them may proceed to enforce such subordination. Univision shall execute and deliver to any holder of Senior Indebtedness (i) any such instrument as such holder of Senior Indebtedness may request in order to confirm the subordination of this Note to such Senior Indebtedness upon the terms set forth in this Note, and (ii) any powers of attorney specifically confirming the rights of holders of Senior Indebtedness to enforce such subordination and all such proofs of claim, assignments of claim and other instruments as may be requested by the holders of Senior Indebtedness or their representatives to enforce all claims upon or in respect of this Note.

          (f) Payments on Subordinated Note.  Subject to the terms of this
              -----------------------------
Section 1, the Company may make payments of the principal of, and any interest on, this Note, if at the time of payment, and immediately after giving effect thereto, (i) there exists no default in any payment with respect to any Senior Indebtedness and (ii) there shall not have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, other than an event of default which shall have been cured or waived or shall have ceased to exist. All payments of principal and interest with respect to this Note and all other Subordinated Notes of the Company due at the time of said payment shall be made ratably in proportion to the aggregate amount outstanding with respect to each of the Notes.

     2.   Prepayment.  The principal and interest indebtedness represented by
          ----------
this Note may be prepaid to Univision, in whole or in part, without penalty, any time upon thirty (30) days' prior written notice from Company to Univision.

     3.   Univision Rights.
          ----------------

          (A) Matters Requiring Univision Approval.  The following matters shall
              ------------------------------------
require Univision's approval, which shall not be unreasonably withheld, except as otherwise specified:

              (1) Acquisition of assets by the Company for a purchase price equal to or greater than the greater of (a) Five Million Dollars ($5,000,000) or
(b) ten percent (10%) of the Company's "Net Asset Value." Net Asset Value shall be defined to mean the most recent four (4) quarters of EBITDA (excluding "Additional Compensation" as that term is defined in that certain Letter Agreement between Univision and the Company dated December 30, 1996, times eight
(8), less outstanding indebtedness, other than the Subordinated Note.

              (2) Incurrence of debt (excluding the Subordinated Note and debt under the Credit Facility) if, on a pro forma basis, the debt to EBITDA ratio would exceed the ratio set forth below for the applicable EBITDA of the Company:


               EBITDA                               LEVERAGE RATIO
               ------                               --------------

               Up to $5 million                        4.00 : 1
               $5.0 to less than $6.5 million          4.25 : 1
               $6.5 to less than $8.0 million          4.50 : 1
               $8.0 to less than $10.0 million         4.75 : 1
               $10 million or greater                  5.00 : 1

              (3) Any transaction involving the direct or indirect transfer or sale of any FCC License, (including the sale of Membership Units) in which case, except as provided below, Univision's consent may be withheld in its sole discretion; provided, however, in connection with a transfer of Membership Interests subject to the provisions of Section 26(d) of the Operating Agreement, the Managing Members may submit to Univision a list of potential transferees prior to the right of first offer pursuant to said Section 26(d) of the Operating Agreement and such potential transferees may be approved by Univision, which approval shall not be unreasonably withheld. If such transferee is approved in such a manner, an indirect transfer of an FCC License as a result of such transfer of Membership Interests to such transferee that complies with
Section 26(d) of the Operating Agreement, shall be deemed approved hereunder;

provided, further, that Univision agrees to not unreasonably withhold its approval of other potential transferees under Section 26(d) of the Operating Agreement.

              (4) Distributions to Members in excess of quarterly tax distributions (calculated at the highest applicable federal and state income tax rates, taking into account the deduction of state income taxes for federal income tax purposes). The Company shall be permitted to make additional distributions in amounts in excess of reasonable working capital and reserve requirements if concurrent with such distribution the Company makes a prepayment of principal on this Subordinated Note in an amount equal to the "Prepayment Amount" (as defined below). The "Prepayment Amount" shall be determined as follows:

               A = B (C + A)
               A equals the amount to be prepaid on this Subordinated Note;
               B equals Univision's then existing Option Percentage (as defined in Exhibit "D" to the Operating Agreement);
               C equals the total distributions proposed to be made to the Members of the Company;

              (5) Transactions with any Member in excess of $50,000 or not at arm's length (except for existing management contracts, employment agreements, and loans existing at the date hereof and scheduled in the Credit Facility between the Company, among others, and Union Bank of California, N.A., as agent for various banks).

              (6) Amendments to the Operating Agreement that would adversely affect the Class A Non-Managing Membership Units or Univision with respect to its rights under the Operating Agreement.

              (7) The merger or consolidation of the Company with a third party or the sale of all, or substantially all, the assets of the Company, in which case Univision may withhold its consent, in its sole discretion.

              (8) The issuance of additional Membership Units in the Company pursuant to Section 7(c)(iii) of the Operating Agreement.

              (9) The dissolution and liquidation of the Company, in which case Univision may withhold its consent, in its sole discretion.

The foregoing approval rights shall terminate upon the closing of Univision's sale of a majority of the principal amount of this Note to a third party.

          (a) So long as this Note remains outstanding, Univision shall have the right to approve any matter upon which the Members of the Company have a right to vote if, assuming full exercise of the rights of Univision under that certain Subordinated Note Purchase and Option Agreement dated December 30, 1996 between and among the Company, Univision, et al., Univision's affirmative vote as a Member in favor of such matter would be required to approve such matter.

          (b) So long as this Note remains outstanding, Univision shall (i) have the inspection rights of a Member of the Company set forth in the Operating Agreement and (ii) shall be entitled to receive all financial reports provided to the Members of the Company pursuant to the Operating Agreement.

     10.  Executive Committee Representative.  Univision shall be permitted to
          ----------------------------------
have one of its representatives attend all meetings of the Company's Executive Committee in order to assure compliance with the terms of this Note. If such representative reasonably believes that any action proposed at an Executive Committee meeting would adversely affect the interests of the Class A Non-Managing Members or Univision (with respect to its separate rights under the Operating Agreement) in any material respect or breach of the terms of this Note, Univision will be entitled to have a representative vote on any such proposal. Univision shall be notified in advance of all Executive Committee meetings including material actions proposed to be taken at such meetings.

     11.  No Assignment.  This Note may be transferred, assigned or encumbered
          -------------
only with the consent of the Company which consent the Company may withhold in its sole discretion.

     12.  Default.  Subject to the terms, provisions and conditions any time
          -------
contained in any Subordination Agreement by and between Univision and the holder(s) of any Senior Indebtedness, Univision can require that the entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable upon written demand of Univision, without any other notice or demand of any kind or any presentment or protest, if any one of the following events (an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

          (a) The failure to pay any principal and/or interest amount when due hereunder;

          (b) If the Company (i) makes a general assignment for the benefit of creditors; (ii) applies for, consents to, acquiesces in, files a petition or an answer seeking, or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver, liquidator or assignee in bankruptcy or insolvency of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law relating to relief of debtors; or (iii) admits in writing its inability to pay its debts generally as they become due; or

          (c) If a decree, order or judgment shall have been entered adjudging the company a bankrupt or insolvent, or appointing a receiver, liquidator, trustee or assignee in bankruptcy or insolvency for it or for all or a substantial portion of its assets or approving a petition seeking a reorganization, arrangement or the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such decree, order or judgment shall remain undischarged and unstayed for a period of sixty (60) days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within sixty (60) days.

          (d) A material breach of the terms of this Note which goes uncured for a period of thirty (30) days from written notice from Univision to the Company; provided that if such breach is not curable within thirty (30) days, the Company shall have such longer period as may be reasonably necessary to cure such breach so long as it diligently continues to pursue such cure.

     13.  General.
          -------

          (a) Successors and Assigns.  Subject to the restrictions on
              ----------------------
assignment/transfer contained in Section 5 of this Note, this Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, Univision and their respective heirs, successors and assigns.

          (b) Recourse.  This Note is unsecured.  Recourse under this Note shall
              --------
be to the general unsecured assets of the Company only and in no event to the Managing Members, officers, or Members of the Company.

          (c) Changes.  Changes in or additions to this Note may be made or
              -------
compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and Univision.

          (d) Currency.  All payments shall be made in such coin or currency of
              --------
the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

          (e) Notices.  All notices, requests, consents and demands shall be
              -------
made in writing and shall be mailed postage prepaid, or delivered by hand at the addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

          Univision:

          Univision Communications Inc.
          1999 Avenue of the Stars, Suite 3050
          Los Angeles, California  90067
          Telephone No.:  (310) 556-7600

          The Company:

          Entravision Communications Company, L.L.P.
          Attention: Walter F. Ulloa and Philip C. Wilkinson
          11900 Olympic Boulevard, Suite 590
          Los Angeles, California 90064
          Telephone No.: (310) 820-5355
          Facsimile No.: (310) 820-2445

          (f) Saturdays, Sundays, Holidays.  If any date that may at any time be
              ----------------------------
specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in the State of California shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

          (g) Governing Law.  This Note shall be construed and enforced in
              -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without giving effect to any conflicts of laws principles.

          (h) Definitions.  Any capitalized, but undefined, terms used in this
              -----------
Note shall have the same meaning set forth in the Operating Agreement.



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the Managing Members of the Company.

                         ENTRAVISION COMMUNICATIONS COMPANY, L.L.C., a Delaware limited liability company

                         By: ______________________________________
                              Walter F. Ulloa, Managing Member

                         By: ______________________________________
                              Philip C. Wilkinson, Managing Member
Acknowledged and Agreed:

UNIVISION COMMUNICATIONS INC.


BY: ____________________________
    Title:______________________



              [Signature Page to Non-Negotiable Subordinated Note]

                                   EXHIBIT B
                                   ---------

                               CREDIT AGREEMENT

This Exhibit attaches a prior credit agreement of the registrant which has been amended and restated in its entirety and has no relevance or material connection to this contract, and accordingly, has been omitted pursuant to the direction of the staff of the Securities and Exchange Commission.

                                   EXHIBIT C
                                   ---------

                              OPERATING AGREEMENT

================================================================================


                          FIRST AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                      OF
                  ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.

================================================================================

                               TABLE OF CONTENTS
                                      OF
                FIRST AMENDED AND RESTATED OPERATING AGREEMENT
                                      OF
                  ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.

                                                                                                page
1.   Glossary of Terms........................................................................  -2-

2.   Amendment/Restatement....................................................................  -2-

3.   Other Qualifications.....................................................................  -2-

4.   Name.....................................................................................  -3-

5.   Registered Office; Principal Place of Business...........................................  -3-

6.   Purposes.................................................................................  -3-
     (a)      General.........................................................................  -3-
     (b)      Licensing.......................................................................  -3-
     (c)      Credit Facility.................................................................  -3-
     (d)      [Intentionally omitted.]........................................................  -4-
     (e)      Formation of Subsidiary Limited Liability Company...............................  -4-

7.   Capital Contributions and Percentage Interests...........................................  -4-
     (a)      Initial Capital Contributions...................................................  -4-
     (b)      Equity Incentive Pool...........................................................  -5-
     (c)      Future Capital Requirements.....................................................  -5-
     (d)      Univision Transactions..........................................................  -7-
     (e)      Las Tres Campanas Television, Inc. .............................................  -7-
     (f)      Valley Channel Debt.............................................................  -7-

8.   Withdrawal of Capital; Interest on Capital...............................................  -8-

9.   Member Loans.............................................................................  -8-

10.  Determination of Profit and Loss.........................................................  -8-
     (a)      Fiscal Year.....................................................................  -8-
     (b)      Accounting......................................................................  -8-
     (c)      Computation Conventions.........................................................  -8-

11.  Capital Accounts and Valuation...........................................................  -9-
     (a)      Capital Account Principles......................................................  -9-


     (b)      Valuation Principles............................................................  -9-

12.  Distributions and Withholding............................................................  -9-
     (a)      Quarterly Tax Distributions.....................................................  -9-
     (b)      Distributions in the Ordinary Course of Business................................ -10-
     (c)      Distributions Upon Sale or Liquidation.......................................... -10-
     (d)      Withholding..................................................................... -11-
     (e)      Certain In-Kind Distributions Within Five (5) Years............................. -11-
     (f)      Safir Class D Units............................................................. -12-

13.  Allocation of Net Income and Net Losses.................................................. -12-
     (a)      General Allocation Scheme for Net Losses........................................ -12-
     (b)      General Allocation Scheme for Net Income........................................ -12-
     (c)      Special Allocations............................................................. -12-
     (d)      Regulatory Allocations.......................................................... -13-
     (e)      Curative Allocations............................................................ -14-
     (f)      Depreciation Recapture.......................................................... -14-
     (g)      Allocation Adjustments.......................................................... -14-
     (h)      Safir Allocation Adjustments.................................................... -15-

14.  Company Books, Records and Reports....................................................... -15-
     (a)      Maintenance of Books and Records................................................ -15-
     (b)      Inspection Rights............................................................... -15-
     (c)      Financial and Tax Reports....................................................... -15-
     (d)      Information Available at Principal Office....................................... -16-
     (e)      Banking......................................................................... -17-

15.  "Tax Matters Partner".................................................................... -17-

16.  Management............................................................................... -17-
     (a)      Executive Committee............................................................. -17-
     (b)      Matters Requiring Executive Committee Approval.................................. -18-
     (c)      Matters Requiring Univision Approval............................................ -19-
     (d)      Like-Kind Exchange.............................................................. -20-
     (e)      Key Man Insurance............................................................... -21-
     (f)      Officers........................................................................ -21-

17.  Managing Member -- Impasse Resolution.................................................... -21-

18.  Matters Requiring Majority Approval of Members........................................... -22-

19.  Fees and Reimbursements to the Managing Members/Executive Committee...................... -22-
     (a)      Company Expenses................................................................ -22-


     (b)      Managing Members Reimbursements................................................. -23-
     (c)      Executive Committee Reimbursements.............................................. -23-
     (d)      Managing Member Employment Agreements........................................... -23-
     (e)      Loan to Member(s)............................................................... -23-

20.  Third-Party Contracts, Instruments, Etc.................................................. -23-

21.  Time Devoted to Business................................................................. -24-

22.  Liability................................................................................ -24-

23.  Indemnification.......................................................................... -24-

24.  Non-Competing Ventures and Conflicts of Interest......................................... -25-

25.  Meetings of Members...................................................................... -25-

26.  Assignment by Members.................................................................... -26-
     (a)      General Prohibition............................................................. -26-
     (b)      Permitted Transfers............................................................. -26-
     (c)      Income Tax Considerations....................................................... -27-
     (d)      Right of First Offer............................................................ -27-
     (e)      Purchase Option................................................................. -28-
     (f)      Consent Required for Substitution............................................... -30-
     (g)      Conditions to Substitution...................................................... -30-
     (h)      Managing Members Signatory Authority............................................ -31-
     (i)      Initial Public Offering......................................................... -31-

27.  Death, Withdrawal, Resignation, Removal, Bankruptcy or Dissolution of a Member........... -32-
     (a)      Effect - Non-Managing Member.................................................... -32-
     (b)      Effect - Managing Members....................................................... -32-
     (c)      Purchase of Membership Units on Death of Ulloa, Wilkinson or Zevnik............. -32-
     (d)      Removal......................................................................... -34-

28.  Dissolution of the Company............................................................... -34-
     (a)      Events Causing Dissolution...................................................... -34-
     (b)      Termination Activities.......................................................... -35-
     (c)      Negative Capital Account Make-Up................................................ -35-

29.  Member Representations................................................................... -35-

30.  Notices.................................................................................. -36-


31.  Exhibits................................................................................. -36-

32.  Entire Agreement; Amendments............................................................. -36-

33.  Successors............................................................................... -36-

34.  Executed Counterparts.................................................................... -36-

35.  Captions................................................................................. -37-

36.  Computation of Time Periods.............................................................. -37-

37.  Gender; Statutory References............................................................. -37-

38.  Severability............................................................................. -37-

39.  Time of Essence.......................................................................... -37-

40.  Further Acts............................................................................. -37-

41.  Governing Law............................................................................ -37-

42.  Attorneys' Fees.......................................................................... -37-

43.  Maximum Interest Rates................................................................... -38-

44.  Arbitration.............................................................................. -38-

45.  No Third Party Beneficiaries............................................................. -38-

46.  Consent of Spouse........................................................................ -39-

47.  Signatory Authority...................................................................... -39-

48.  Counsel to the Company................................................................... -39-

                                               -iv-

THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED AND SOLD UNLESS (A) REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR
(B) EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THEREFORE, NO SALE, PLEDGE OR OTHER TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE, PLEDGE OR OTHER TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAW, OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED UNDER THE ACT OR STATE SECURITIES OR BLUE SKY LAWS.


                           FIRST AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                   ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.


     This First Amended and Restated Operating Agreement ("Agreement") is entered into effective December 30, 1996 (the "Effective Date") by and among WALTER F. ULLOA, an individual ("Ulloa") and PHILIP C. WILKINSON, an individual, ("Wilkinson") as the managers (herein the "Managing Members"), CABRILLO BROADCASTING CORPORATION, a California corporation ("Cabrillo"), GOLDEN HILLS BROADCASTING CORPORATION, a Delaware corporation ("Golden Hills"), KSMS-TV, INC., a Delaware corporation ("KSMS-TV"), LAS TRES PALMAS CORPORATION, a Delaware corporation ("Las Tres"), TIERRA ALTA BROADCASTING, INC., a Delaware corporation ("Tierra Alta"), ENTRAVISION MERGER CORP., a Delaware corporation ("Merger Corp."), EDITH SEROS, TRUSTEE OF THE WALTER F. ULLOA IRREVOCABLE TRUST OF 1996, dated October 9, 1996 ("Ulloa Trust"), and KEVIN GRENHAM AND KENNETH D. POLIN, CO-TRUSTEES OF THE PAUL A. ZEVNIK TRUST, dated November 2, 1996 ("Zevnik Trust"), PHILIP C. WILKINSON AND WENDY K. WILKINSON, Trustees for THE 1994 WILKINSON CHILDREN'S GIFT TRUST (the "Wilkinson Children's Gift Trust"), who are receiving Class A Units as set forth on Exhibit "A" to this Agreement (the foregoing are collectively referred to as the "Class A Non-Managing Members" and individually as a Class A Non-Managing Member, as the context requires), and PAUL Z. ZEVNIK, an individual ("Zevnik"), and RICHARD NORTON, an individual ("Norton"), with respect to the facts that follow.

     A. The Company was formed pursuant to a Certificate of Formation filed on January 11, 1996 and pursuant to an Operating Agreement, dated January 11, 1996, entered into by Ulloa, Wilkinson and Paul A. Zevnik ("Zevnik") (the "Original Operating Agreement").

     B. Concurrent with the addition of certain Members as provided for herein and pursuant to that certain Formation Agreement for Entravision Communications Company, L.L.C., dated January 29, 1996, entered into by and among certain of the Members, as amended by that certain Amended and Restated Formation Agreement dated December 30, 1996 (collectively, the "Formation Agreement"), the Members hereby now desire to amend and restate in its entirety the Operating Agreement for the Company under the Delaware Limited Liability Company Act, 6 Del. C.
                                                                    -------
(S)18-101 through (S)18-1109, as amended from time to time (herein the "Act").

     C. Pursuant to that certain Acquisition Agreement and Plan of Merger dated July 12, 1996, Merger Corp. and the Company have agreed to acquire all the outstanding capital stock of Valley Channel 48, Inc., a Texas corporation ("Valley Channel") in a reverse merger pursuant to which Merger Corp. will be merged into and with Valley Channel (the "Merger"). Immediately following the consummation of the Merger, Valley Channel will execute an amendment to this Agreement to become a party hereto and shall enter into an Asset Contribution Agreement to contribute substantially all of its assets to the Company in exchange for the Class A Units set forth on Exhibit "A" hereto.

     D. The Company has been formed for purposes of (i) combining the operations of the television stations owned and operated by certain Class A Non-Managing Members (which stations are listed opposite the applicable Class A Non-Managing Members' name on Exhibit "A" hereto, which are engaged in the business of broadcasting in Spanish principally by and through Univision Network Affiliation Agreements entered into with Univision Network Limited Partnership, which is controlled by Univision Communications, Inc. ("Univision") (herein, each an "Univision Agreement") and are referred to collectively as the "Stations"), (ii) to operate the Stations through one entity managed and controlled by the Managing Members and (iii) to otherwise pursue opportunities in the media business, including, but not limited to, acquisitions of other media properties.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, it is agreed as follows:

      1.  Glossary of Terms.  Except as otherwise indicated in the body of this
          -----------------
Agreement, all capitalized terms set forth herein shall have the meanings given such terms by the Glossary attached hereto as Exhibit "B" and incorporated herein by this reference.

      2.  Amendment/Restatement.  By this Agreement, the parties hereto amend
          ---------------------
and restate in its entirety the Original Operating Agreement for the Company pursuant to the Act. The term of the Company shall commence as of the date that the Certificate of Formation for the Company was filed and, subject to provisions set forth elsewhere herein and in the Act, shall terminate on the latest date for dissolution set forth in Section 28, below.

      3.  Other Qualifications.  The parties to this Agreement agree that the
          --------------------
Managing Members shall cause the Company to file or record such documents and take such other actions under the laws of any jurisdiction as are necessary or desirable to permit the Company to do business in any such jurisdiction as is selected by the Company and to promote the limitation of liability for the Members in any such jurisdiction.

      4.  Name.  The name of the Company is "Entravision Communications Company,
          ----
L.L.C."

      5.  Registered Office; Principal Place of Business.  The address of the
          ----------------------------------------------
registered office of the Company in Delaware is and the Company's registered agent at this Delaware address is Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware. The principal place of business of the Company is 11900 Olympic Boulevard, Suite 590, Los Angeles, California 90064. The principal place of business of the Company may be changed from time to time, as determined by the Managing Members.

      6.  Purposes.
          --------

          (a) General.  The purposes of the Company shall be:  (i) to enter into
              -------
a Local Marketing Agreement with each of Cabrillo, KSMS-TV, Las Tres, Golden Hills and Tierra Alta relating to the Stations, each dated November 1, 1996 (collectively the "LMA Agreements"); (ii) to acquire the Stations pursuant to the Asset Contribution Agreements (as defined hereinbelow) and to operate the Stations; (iii) to acquire and to operate television station KNVO, McAllen, Texas, pursuant to the Merger and a Local Marketing Agreement; (iv) to acquire television station KINT-TV, El Paso, Texas and radio broadcast stations KINT-FM and KSVE-AM, El Paso, Texas from Paso Del Norte Broadcasting Corporation pursuant to that certain Asset Purchase Agreement, dated November 4, 1996; (v) to enter into that certain Option Agreement among Armando Navarro, La Paz Wireless Corporation, a Delaware corporation ("La Paz") and the Company; (vi) to enter into that certain Local Marketing Agreement between La Paz and the Company; (vii) to pursue, acquire and operate other media businesses, including, without limitation, the acquisition of other Spanish language radio and television properties herein "Acquisitions"); and (viii) such other activities as the Managing Members may determine to be necessary and appropriate in connection with the foregoing purposes.

          (b) Licensing.  Each of the Class A Entities holds one or more
              ---------
licenses and permits from the Federal Communications Commission ("FCC") which shall be assigned to Entravision Holdings, LLC, a California limited liability company ("Entravision Holdings") and a 99.999% subsidiary of the Company pursuant to an Asset Contribution Agreement between the Company and each Class A Entity (as defined below) pending FCC approval, (collectively the "FCC Licenses"). The Managing Members shall take those actions reasonably necessary to facilitate the assignment of the FCC Licenses, each Univision Agreement and all other material contracts, leases and licenses relating to the "Businesses" (as defined below) to the Company or Entravision Holdings pursuant to the Asset Contribution Agreements.

          (c) Credit Facility.  All Members acknowledge and agree that
              ---------------
concurrent with the execution of this Agreement, the Company and certain Class A Non-Managing Members are obtaining a $65,000,000 credit facility from the several banks and financial institutions (collectively, the "Bank") party to that certain Credit Agreement, dated December 31, 1996, with Union Bank of California, N.A., as agent (the "Agent") for such banks and financial institutions (the "Credit Facility"). The Members hereby acknowledge and agree that the Company and such Class A Non-Managing Members shall each have direct primary liability and responsibility, jointly and severally, for repayment of all sums due and payable under the Credit Facility both before and after the closing of the Asset Contribution Agreements.

          (d) Rights of Bank Upon Foreclosure.  It is hereby acknowledged by
              -------------------------------
each Member that certain Members have pledged all their right, title and interest in and to their interests as Members in the Company (such interests, the "Pledged Membership Interest") (specifically including a receiver or trustee appointed by a court of competent jurisdiction pursuant to the Pledge Agreement) (the "Receiver") to the Bank in connection with the Credit Facility. In connection therewith, the Bank, or its assignee, may, in the future, foreclose on some or all of the Pledged Membership Interests and become Members in the Company, provided that there shall have first been obtained all required prior consent of the FCC. Each Member agrees, for itself and for its successors and assigns, that upon any such foreclosure, and provided that any such required approval of the FCC shall have been obtained, the following shall automatically occur, without the necessity for any notice, writing or other act:

              (i) The Managing Members shall be removed and the Receiver shall be the sole Managing Member, with all the powers of the Managing Members set forth in this Agreement. The Executive Committee shall resign and the Receiver shall appoint the members of a new Executive Committee, subject to Univision's right to appoint one of the four Executive Committee members in accordance with
Section 16(a)(i).

             (ii) The fourth sentence of Section 16(a)(i) shall be amended and restated to read as follows: "The Executive Committee may act on majority vote, but only with the consent of the Receiver, on behalf of the Banks," and the fifth and sixth sentences shall be deleted. In addition, with respect to any other provision of the Agreement which specifically refers to rights or powers exercisable by one or both of Messrs. Ulloa and Wilkinson, such rights of Messrs. Ulloa and Wilkinson shall be transferred to the Receiver and shall be exercisable solely by the Receiver.

            (iii) The reference in Section 32 to "and Class A Non-Managing Members holding at least seventy-five percent (75%) of the Class A Units" shall be deleted.

             (iv) Notwithstanding the foregoing, the rights of Univision under
Section 16(c) of this Agreement, and any other provision of this Agreement which specifically refers to rights or powers exercisable by Univision, remain exercisable by Univision; provided that, with regard to the transfer or sale of
                          -------------
an FCC license pursuant to Section 16(c)(iii), Univision shall have no approval rights with regard to any FCC license associated with a station which is not party to a Network Affiliation Agreement with Univision.

          (e) Formation of Subsidiary Limited Liability Company.  All Members
              -------------------------------------------------
consent to the formation of Entravision Holdings for the sole purpose of owning the FCC Licenses and such other assets as may be required under the terms of the Credit Facility and/or other future bank financing.

      7.  Capital Contributions and Percentage Interests.
          ----------------------------------------------

           (a) Initial Capital Contributions.
               -----------------------------

               (i) In exchange for their Class A Units and Percentage Interests set forth in Exhibit "A" hereto, Cabrillo, Golden Hills, KSMS-TV, Las Tres, Tierra Alta and Valley Channel (each a "Class A Entity" and collectively "Class A Entities") shall enter into the LMA Agreements and shall contribute to the Company their respective assets and Businesses, as going concerns, including without limitation, their FCC Licenses and Univision Agreements, indicated opposite their respective names on Exhibit "A" hereto (with respect to each Class A Entity collectively referred to as such Class A Entity's "Business" and collectively the "Businesses") and shall receive a capital account credit as set forth below. Such transfer and assignment of the Businesses shall be pursuant to Asset Contribution Agreements between the Company and each Class A Entity (each an "Asset Contribution Agreement"). The allocation of Class A Membership Units to the Class A Entities is derived from the relative net equity values of the Class A Entities set forth in revised Exhibit "D" to the Formation Agreement and upon closing of the Asset Contribution Agreements, such values as set forth on Exhibit "A" attached hereto shall be the initial amount reflected in the contributing Class A Entities capital accounts. The initial capital account of all other Members shall be as set forth on Exhibit "A" attached hereto. By execution hereof, each Member hereby consents to the issuance of Class A Units and Percentage Interest to Valley Channel following consummation of the Merger. The Class A Units, Percentage Interest, and capital account to be issued to Valley Channel shall be inserted in an amended Exhibit "A" upon closing of the Asset Contribution Agreement relating to Valley Channel.

              (ii) In exchange for their Class A Units and Percentage Interests, the Ulloa Trust, Zevnik Trust and Wilkinson Children's Gift Trust shall each exchange the respective membership interests held by each trust pursuant to the Original Operating Agreement in exchange for 23,900 Class A Units.

             (iii) The Company previously loaned $360,366.38 to Golden Hills to facilitate the purchase of a portion of the Fadem Estate ownership interest in Golden Hills (the "Fadem Interest"). Pursuant to the terms and conditions set forth in Section 1.6 of the Formation Agreement, Zevnik has delivered a Secured Promissory Note to the Company in the principal amount of $360,366.38 in exchange for 10,313 additional Class A Units as set forth on Exhibit "A" attached hereto (the "Zevnik Note").

              (iv) Ulloa and Wilkinson shall receive those certain Class C
Units in the Company indicated opposite their respective names on Exhibit "A" hereto in connection for services to be rendered in their capacities as Managing Members of the Company.

               (v) Except with respect to the execution and delivery of the LMA Agreements, each Class A Entity's initial capital contribution shall be due upon closing of the Asset Contribution Agreement relating to said entity.

              (vi) Zevnik and Norton shall receive those certain Class C Units in the Company set forth opposite their respective names on Exhibit "A" hereto in connection with services rendered to the Company.

          (b) Equity Incentive Pool.  The Company hereby adopts an equity
              ---------------------
incentive plan establishing an equity incentive pool ("Equity Incentive Pool") to grant Class D Units to certain managers and employees of Company (including without limitation, the Company's officers, and members of the Executive Committee) based upon the Company's performance. The Class D Units shall, for all purposes, be the same as Class C Membership Units in all respects except that Class D Units shall be non-voting and shall not exceed a five percent (5%) ownership interest in the Company on a fully-diluted basis. The Executive Committee has the right to establish a vesting schedule for the Class D Units, which schedule shall be determined in the Executive Committee's sole discretion. The Class D Units shall be issued pursuant to an Option Agreement in a form approved by the Managing Members, which shall provide for a nominal exercise price per Class D Unit and shall only be exercisable in connection with an initial public offering of the Company's securities, the sale of substantially all of the Company's assets or substantially all of the Members' Percentage Interests in the Company or within thirty (30) days following an optionee's termination of employment with the Company or on such other terms and conditions determined by the Executive Committee.

           (c) Future Capital Requirements.
               ---------------------------

               (i) Third-Party Loans.  The Members intend and agree that the
                   -----------------
Company's additional cash requirements for operations will be satisfied via loans from third-party lenders on commercially reasonable terms and conditions. In addition, the Members acknowledge and agree that in connection with potential Acquisitions, the Company may borrow from third-party lenders and/or incur purchase money indebtedness in connection with such Acquisitions. Prior to incurring any third-party indebtedness, the terms and conditions of such indebtedness must be approved by the Executive Committee. The Executive Committee shall have the right to hypothecate Company Assets in connection with any third party loan approved by the Executive Committee. In the event that the Executive Committee determines in good faith that the Company requires additional funds, it shall provide written notice to the other Members of the total amount of funds required and the purpose(s) therefor. If no third-party loans are funded within sixty (60) days after such notice has been given, or if the net proceeds of any such loans is less than the amount of funds required by the Company, the Executive Committee may, but shall not be required to, request that the Members make discretionary loans to the Company in the aggregate amount necessary to cover the shortfall, which loans shall be made within thirty (30) days after a second written notice from the Executive Committee specifying the revised amount of funds required (after taking into account any third-party loan proceeds), each Member's share thereof and the anticipated use or uses of such funds. All such loans shall be voluntary and shall be made in accordance with the terms set forth in Section 9 hereof.

             (ii)   No Member Guaranties.  Notwithstanding anything in this
                    --------------------
Agreement to the contrary and except pursuant to the terms of the Credit Facility, no Member nor any Affiliate of such Member shall be obligated to guarantee any Company indebtedness.

               (ii)  Secondary Funding Sources.  In the event the Company
                     -------------------------
requires additional funds for any reason, which funds have not been obtained (or cannot be obtained) pursuant to the above provisions, the Executive Committee may, but shall not be obligated to, obtain the required funds from the issuance of a separate class of Non-Managing Member interests ("Class B Interests"). Prior to issuing any Class B Interests to outside persons, the Executive Committee shall first give written notice of such proposed equity offering to all the existing Members of the Company, which shall contain the amount and terms and conditions pursuant to which the Company proposes to issue additional Class B Interests in the Company (herein the "Equity Notice"). In the Equity Notice, the Company shall offer to each Member (the "First Refusal Offer") the right to purchase a Proportionate share of the Class B Interests being offered by the Company on the terms and conditions set forth in said Equity Notice. The Members shall notify the Company of their respective elections within thirty
(30) days of receipt of the Equity Notice. No Member shall be required to make additional capital contributions hereunder. If any Member does not wish to accept such First Refusal Offer he, she or it shall give written notice to the Company within thirty (30) days after receipt of the Equity Notice of his, her or its intention to reject the First Refusal Offer. If an existing Class A Non-Managing Member does not purchase his or its entire Proportionate share of the Class B Interests being offered to him or it, such share may be purchased by the other Class A Non-Managing Members on a Proportionate basis. This process shall be repeated until all of the Class B Interests have been purchased by the existing Class A Non-Managing Members or until no existing Class A Non-Managing Member has any further interest in purchasing the Class B Interests -- but in no event shall the process continue beyond thirty (30) days after the thirty (30) day period referred to above. If existing Class A Non-Managing Members do not purchase all of the Class B Interests, the unpurchased Interests shall then be offered to outside investors on the same terms and conditions offered to the Class A Non-Managing Members. The Members acknowledge that in connection with any issuance of Class B Interests, Univision shall have the right to make an additional long-term loan to the Company in a "Proportionate Amount," (as such term is defined on attached Exhibit "D-2"), which additional note shall be on the same terms and conditions as the Subordinated Note and shall be accompanied by additional options to acquire the Class B Interests in an amount to allow Univision to maintain an ownership interest in the Company equal to the then Option Percentage (as such term is defined in attached Exhibit "D." The rights of first refusal and Univision right to make an additional loan set forth in this Section 7(c)(v) shall terminate upon the Initial Public Offering of securities in the Company or a successor "C" Corporation pursuant to Section 26(i) hereof.

           (d) Univision Transactions.
               ----------------------

               (i)  Univision Subordinated Note. Univision has entered into that
                    ---------------------------
certain Subordinated Note Purchase and Option Agreement with the Company, pursuant to which Univision will acquire a Ten Million Dollar ($10,000,000) Non-Negotiable Subordinated Note (the "Subordinated Note") and a related Class A Membership Option (the "Univision Option") (collectively the "Univision Investment"). The Subordinated Note shall refinance an existing $3 million loan from Univision in its entirety. The terms of the Subordinated Note and the Univision Option are more particularly described hereinbelow. The Members hereby acknowledge and consent to the Univision Investment.

               (ii) Univision Affiliation Agreements.  Concurrent with the
                    --------------------------------
closing of the Univision Investment, Univision shall enter into a Univision Network Affiliation Agreement relating to each station to provide for a new twenty-five (25) year term under each Univision Agreement.

              (iii) Terms of Subordinated Note.  The Subordinated Note shall be
                    --------------------------
in the form of that certain Non-Negotiable Subordinated Note attached hereto as Exhibit "D-1" and incorporated herein by this reference.

               (iv) Terms of Univision Option.  The Univision Option will grant
                    -------------------------
Univision the right to acquire an equity interest in the Company through the acquisition of Class A Non-Managing Membership Units for a total exercise price of Ten Million Dollars ($10,000,000). The Univision Option shall be on the terms set forth in the Univision Subordinated Note Purchase and Option Agreement attached hereto as Exhibit "D-2."

          (e) Las Tres Campanas Television, Inc. ("Campanas"), a Nevada
              ----------------------------------
corporation, purchased from third parties outstanding shares of common stock of Campanas. The cash portion of the purchase was advanced by the Company. Campanas is a low-power television station in Las Vegas, Nevada which broadcasts a simulcast of the Tierra Alta broadcast. In connection with said purchase, Ulloa and Alexandra Seros ("Seros") guaranteed to make the payment of a promissory note in the principal amount of $262,500 (the "Campanas Note"), delivered by Campanas in connection with the purchase of said shares. In consideration for Ulloa's and Seros' agreement to contribute all of the Campanas stock and/or substantially all the assets of Campanas to Entravision upon full repayment of the Campanas Note, the Company hereby agrees to (i) advance all payments due under the Campanas Note and (ii) defend, indemnify and hold harmless Seros and Ulloa from and against any claim, demand, liability or obligation arising out of or relating to the Campanas Note.

          (f) Valley Channel Debt.  The Company and certain Members thereof
              -------------------
intend to jointly and severally borrow $25,000,000 pursuant to the Credit Facility to fund the acquisition of Valley Channel (the "Valley Channel Indebtedness"). All parties hereto acknowledge and agree that, notwithstanding the subsequent transfer of the assets of Valley Channel to the Company, Valley Channel shall retain the ultimate risk of loss with respect to the Valley Channel Indebtedness. Accordingly, Valley Channel hereby agrees that should a default exist pursuant to the terms of the Credit Facility with respect to the Valley Channel Indebtedness, Valley Channel shall be obligated to make an additional capital contribution to the Company pursuant to this Section 7(f) in an amount equal to any deficiency with respect to the Valley Channel Indebtedness after the Company has transferred, liquidated or otherwise disposed of all of its assets in satisfaction thereof. Valley Channel hereby irrevocably waives any rights of subrogation against the Company with respect to the Valley Channel Indebtedness. All parties acknowledge and agree that this Section 7(f) shall be interpreted in all respects such that Valley Channel shall retain the "economic risk of loss" with respect to the Valley Channel Indebtedness as such term is defined in Regulations Section 1.752-2, and Valley Channel agrees to take all actions and execute all documents necessary to reflect the same.

      8.  Withdrawal of Capital; Interest on Capital.  Except as may otherwise
          ------------------------------------------
be explicitly provided herein, a Member's capital contributions may not be withdrawn without the approval of a majority of the Executive Committee members, and no interest or similar return shall be paid on the capital contributions of any Member.

      9.  Member Loans.  No Member may lend monies to the Company without the
          ------------
written approval of the Managing Members. Any permitted Member loan shall be evidenced by one or more separate agreements and instruments setting forth the terms of such loan or, absent such documentation, shall bear interest at the Prime Rate, plus two percent (2%), and shall be repaid in accordance with the applicable provisions of Section 11 hereof. The making of any Member loan shall not increase the lending Member's capital account and shall not entitle the lending Member to an increase in its Percentage Interest. This Section 9 shall not apply to the Univision Subordinated Note or loans by Univision to purchase its Proportionate Amount.

      10. Determination of Profit and Loss.
          --------------------------------

          (a) Fiscal Year.  The Company's taxable year shall be December 31,
              -----------
unless a different year is required under applicable federal income tax laws or is permitted and is selected by the Managing Members.

          (b) Accounting.  The Company's net profit or net loss for each fiscal
              ----------
year shall be determined using the accrual basis method of accounting, unless a different method is required under applicable federal income tax laws or is permitted and is selected by the Managing Members.

          (c) Computation Conventions.  Each Member's share of the Company items
              -----------------------
of income, gain, loss, deduction and credit shall be determined as of the end of business on the last day of each fiscal year and allocated as provided herein. Except as may otherwise be from time to time required by applicable provisions of the Code and the Regulations, the Company's items of income, gain, loss, deduction and credit shall be deemed to have been earned or incurred ratably during each fiscal year; however, gains from sales and losses from sales, to the extent of the gain or loss recognized and taxable in the year of such sale(s), shall be allocated solely to the Members who were Members at the time of the occurrence of the taxable event(s). Additionally, any allocation of income, gains, deductions and/or losses to the Members which is to be made in accordance with their respective Percentage Interests shall reflect any changes to the Members' respective Percentage Interests which occurred during the Company's fiscal year with respect to which the allocation is being made, deter mined using the interim closing-of-the books method except that depreciation, amortization and similar items with respect to assets owned by the Company during the entire year shall be deemed to accrue ratably on a daily basis during the year.

      11. Capital Accounts and Valuation.
          ------------------------------

          (a) Capital Account Principles.  A separate capital account shall be
              --------------------------
established and maintained for each Member in accordance with all applicable provisions of the Regulations under Sections 704(b), 704(c) and 752 of the Code.

          (b) Valuation Principles.  The Members' respective capital accounts
              --------------------
shall be adjusted to reflect a revaluation of the Company's Assets when such revaluation is required by the Regulations under Code Section 704(b). In situations where such Regulations permit a revaluation of Company Assets, but where such revaluation is not required, such revaluation shall occur if the Managing Members so determine.

          For purposes of revaluing Company Assets and adjusting the Members' respective capital accounts, a Majority in Interest of the Members shall attempt in good faith to agree on a value of the Assets. If they are unable to agree on a value, they shall attempt to agree on a single appraiser with substantial experience in valuing similar Assets to value the Assets. If they are unable to agree on a single appraiser to render an appraisal, the Managing Members and a Majority in Interest of the Non-Managing Members shall each select an appraiser with substantial experience in valuing similar Assets, and the two appraisers so selected shall then agree upon a third similarly qualified appraiser. Such third appraiser shall then render the appraisal. If either the Managing Members or a Majority in Interest of the Non-Managing Members fails for any reason to select an appraiser within fifteen (15) days after being requested to do so by the other, the appraiser chosen by the other shall render the appraisal. The determinations of the appraiser selected pursuant to this Section 11(b) to value the Company's Assets shall be binding upon the Company, the Members and any other interested persons.

      12. Distributions and Withholding.
          -----------------------------

          (a) Quarterly Tax Distributions.  The Company shall make distributions
              ---------------------------
of estimated Cash Available for Distribution to the Members in proportion to and to the extent of their respective Presumed Company Tax Liabilities each of the first three calendar quarters of each year. The Company may follow the procedures described in the preceding sentence with respect to the fourth calendar quarter, or at the option of the Executive Committee, the Company's accountants shall compute the exact amount of each Member's annual tax liability with respect to allocations of income and gain, loss and deduction from the Company and the Company shall distribute to each Member out of Cash Available for Distribution an amount equal to the excess (if any) of such actual tax liability over the three previous quarterly distributions of Cash Available for Distribution pursuant to this Section 12(a). Such final distribution (if applicable) shall be made to each Member on or prior to the date payment is due with respect to such actual tax liability. Any excess distribution made pursuant to this Section 12(a) shall be offset against future distributions due the Recipient pursuant to Section 12 (b) or (c).

          (b) Distributions in the Ordinary Course of Business.  Other than in
              ------------------------------------------------
connection with dissolution and termination of the Company, subject to the
                            ---
Univision Note, Cash Available for Distribution shall be distributed at such times and in such amounts as determined by the Executive Committee, in the following order of priority:

          (i) First, to the Members in proportion to and to the extent of their respective shares of accrued but undistributed funds pursuant to Section 12(a) hereof;

         (ii) Second, to the Members who have made permitted loans to the Company, in proportion to and to the extent of the amounts owed such Members (including accrued but unpaid interest on such loans) and then due;

         (iii) Thereafter, to the Members in accordance with their respective Percentage Interests.

The Members acknowledge and agree that the Executive Committee has the right to reasonably distribute amounts in excess of Reserves based on the actual and contemplated needs of the Company at the time of such distribution.

       (c) Distributions Upon Sale or Liquidation.  Except as otherwise
           --------------------------------------
provided in this Section 12(c), distributions in connection with (a) the termination, liquidation, sale, merger, consolidation, or other business combination of the Company with or into another person or persons, or (b) any sale or conveyance to another person of the Assets of the Company as an entirety (with each of the transactions referred to in (a) and (b) above (herein, a "Capital Transaction"), shall be made to the Members as follows:

          (i) First, to establish Reserves deemed appropriate by the Managing Members to pay any known or contingent liabilities and, if appropriate, to pay the costs of winding up and liquidating the Company;

         (ii) Second, to the Members who have made permitted loans to the Company, in proportion to and to the extent of the amounts owed such Members (including accrued but unpaid interest on such loans);

        (iii) Third, to the Members with positive capital account balances, in proportion to and to the extent of such positive capital account balances;

         (iv) Thereafter, the Members in accordance with their respective Percentage Interests.

       (d) Withholding.  The Company shall withhold in the manner, in the
           -----------
amounts, and at the times prescribed by Sections 1441 et seq. and other
                                                      -- ---
applicable provisions of the Code and the Treasury Regulations in connection with distributions from the Company and allocations of Company income, gain, losses and deductions. The Company shall also comply with the requirements of any applicable state laws requiring withholding on allocations of Company income, gains, losses and deductions, as well as withholding on distributions. Notwithstanding the foregoing, however, no withholding for federal income tax purposes shall be required with respect to any Member who furnishes the Managing Members with a certificate (the "Certificate") containing the following: (i) the member's name, address and U.S. social security number or other U.S. taxpayer identification number; (ii) a statement under penalty of perjury that the Member is not a foreign person, but rather is a "U.S. person" within the meaning of Code Section 7701(a)(30); and (iii) an obligation to notify the Company within sixty (60) days of a change to the Member's status as a U.S. person. In the event applicable state law provides a similar safe-harbor from withholding, no withholding shall be required with respect to any Member who strictly complies with the requirements of the safe-harbor, as determined by the Managing Members in their sole discretion. Each Certificate supplied by a Member shall be effective for a period of three (3) years after it has been provided to the Managing Members, subject to earlier termination on the date the Company receives notice or otherwise learns of a change in the Member's status as a U.S. person. The Managing Members shall have no duty whatsoever to investigate the veracity of any Certificate, and any Member furnishing a Certificate shall indemnify the Managing Members and shall hold them and the Company harmless from any and all losses incurred by the Managing Members and/or the Company, including, without limitation, attorney's fees, by reason of the Company's failure to withhold. The Managing Members are hereby authorized for the purpose of satisfying a Member's indemnification obligation pursuant to this Section to withhold all or any portion of any Company distribution that would otherwise be payable to the Member. Any amount so withheld shall instead be distributed to the Members who have been assessed a penalty or penalties for failure to withhold and thereafter to the other Members on a Proportionate basis, and, notwithstanding anything in the provisions of this Agreement relating to allocations of Net Income (excepting only "regulatory allocations") to the contrary, a corresponding amount of Company gross income (and, if necessary, gains from sale) shall be allocated as quickly as possible to such Members in proportion to and to the extent of the distributions made to them pursuant to this Section.

          (e) Certain In-Kind Distributions Within Five (5) Years.  In the event
              ---------------------------------------------------
the Company is liquidated within five (5) years from the date an Asset with a value in excess of its tax basis is contributed to the Company and, in connection therewith, all or a portion of such Asset is to be distributed in-kind pursuant to Section 11 hereof, the Asset to be distributed shall be revalued pursuant to Section 11(b), and any increase or decrease in the value of such Asset shall be reflected in the Members' capital accounts in accordance with the applicable terms of this Agreement and the applicable principles of the Regulations under Code Sections 704(b) and (c). After such revaluation and the related capital account adjustments have occurred, subject to the provisions of
Section 12(c), the Asset (or as great an interest therein as possible) shall be distributed to the Member(s) who contributed the Asset to the Company. The Members acknowledge that, to the extent permitted by applicable state and federal laws, the Member who contributed an Asset, such as a Station, has the right to require the return of such Asset upon the Company's liquidation.

          (f) Safir Class D Units.  Notwithstanding anything to the contrary
              -------------------
contained herein, in no event shall the Class D Units to be held by Larry Safir and issued pursuant to the terms of his Executive Employment Agreement dated January 1, 1997 (the "Employment Date") by and between Safir and the Company receive any distributions of cash or property pursuant to this Section 12 prior to the third anniversary of the Employment Date.

      13. Allocation of Net Income and Net Losses.
          ---------------------------------------

          (a) General Allocation Scheme for Net Losses.  Net Losses of the
              ----------------------------------------
Company shall be allocated to the Members in proportion to their Percentage Interests. Notwithstanding the previous sentence, loss allocations to a Member shall be made only to the extent that such loss allocations will not create a deficit Adjusted Capital Account balance for that Member. Any loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this Section 13(a). Any loss reallocated under this Section 13(a) shall be taken into account in computing subsequent allocation of income and losses pursuant to this Section 13, so that the net amount of any item so allocated and the income and losses allocated to each Member pursuant to this Section 13, to the extent possible, shall be equal to the net amount which would have been allocated to each Member pursuant to this
Section 13 if no reallocation of losses had occurred under this Section 13(a).

          (b) General Allocation Scheme for Net Income.  Net Income of the
              ----------------------------------------
Company realized other than in connection with the Capital Transaction of the Company shall be allocated to the Members as follows:

              (i) First, to the Members with negative Adjusted Capital Account balances, in proportion to the extent of such negative Adjusted Capital Account balances;

             (ii) Second, to the Members in the proportion and to the extent necessary to eliminate as quickly as possible the positive difference (if any) between (1) the cumulative allocations of Net Losses to each Member, and (2) the cumulative amount of Net Income previously allocated to such Member pursuant to this Section 13(b) and Section 13(c);

            (iii) Thereafter, to the Members in accordance with their respective Percentage Interests.

          (c) Special Allocations.  Before allocating any amount(s) pursuant to
              -------------------
Section 13(a) and/or Section 13(b), the following special allocations shall, in the order in which they appear, be made:

              (i) To the extent permissible under the Regulations, in the event the Company is required to realize imputed income or expense, including interest income or expense under Code Section 1272 et seq. and/or Code Section 7872 in
                                          -- ---
connection with a transaction(s) between the Company and one or more Members, each item of such imputed income or expense shall be allocated to the Member(s) who is/are to report the corresponding imputed item, in proportion to and to the extent of the imputed amount required to be reported by each such Member.

             (ii) In the event that a Member is required to recognize income pursuant to Code Section 83 in connection with receipt of a profits interest in the Company, any corresponding deduction permitted to the Company under Code
Section 83(h) shall be specially allocated to the Member required to recognize the income under Code Section 83. In the event that all or any portion of a deduction pursuant to Code Section 83(h) is required to be capitalized, deductible Net Losses shall instead be allocated as soon as possible to the Member required to recognize the income under Code Section 83. This provision shall be applied retroactively (to the extent deductions to be allocated pursuant to this part (ii) can be allocated via amended Company tax returns) and retrospectively (to the extent such deductions cannot be allocated via amended Company tax returns) in the event that the Company's or any Member's return is audited and an adjustment is determined requiring any Member to recognize income under Code Section 83.

          (d) Regulatory Allocations.  It is the intention of the Members that
              ----------------------
the allocation of tax attributes arising from the Company comply with applicable provisions of the Regulations under Sections 704(b), 704(c) and 752 of the Code. To conform further the allocation provisions of this Agreement to such Regulations, the Members agree that the following special allocation rules shall apply, provided, however, that in respect of any particular allocation the following rules shall supersede the provisions otherwise applicable under this
Section 13 only to the extent necessary to cause such allocation to be respected under the Regulations. In the event of any inconsistency between the Regulations and the provisions of this Section 13(d), the Regulations shall govern.

              (i) In accordance with Code Section 704(c), and the Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes, and its fair market value on the date of contribution.
Allocations pursuant to this Section 13(d)(i) are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Account or share of profits, losses, or other items of distribution pursuant to any provision of this Agreement. All Members acknowledge and agree that the allocation of items pursuant to this
Section 13(d)(i) shall be made utilizing the traditional method of making
Section 704(c) allocations set forth in Regulation Section 1.704-3(b).

             (ii) In the event that a revaluation of the Company's Assets is reflected in the Members' capital accounts, depreciation, depletion, amortization and other "tax items" shall be allocated in the manner required by the Regulations Sections 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i).

            (iii) If during any Company fiscal year there is a net decrease in the Minimum Gain or net decrease in Minimum Gain attributable to the disposition of a particular Asset, then items of income and gain of the Company shall be allocated in the manner required by the applicable "minimum gain chargeback" provisions of Regulation Section 1.704-2.

             (iv) If a Member receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or
(6) which is unexpected within the meaning of Regulations Section 1.704-1(b)(2)
(ii)(d) and which causes or increases a negative balance in such Member's Adjusted Capital Account, such Member will, to the extent required by Regulations Section 1.704-1(b)(2)(ii)(d), be allocated an amount of gross income and/or gain sufficient to eliminate such negative balance as quickly as possible.

               (v) All deductions attributable to Member Non-Recourse Loans shall be allocated as required by the applicable provisions of Regulations
Section 1.704-2.

          (e) Curative Allocations.  Any special allocation of items pursuant to
              --------------------
Sections 13(c) and (d)(iii) through (v) shall be taken into account under Sections 13(a) and 13(b) in computing allocations of gain or loss on each sale of Company Assets or an interest or interests therein so that the net amount of income, gains, losses and deductions and all other items allocated to each Member pursuant to this Section 13 shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if the above specified special allocations had not been made.

          (f) Depreciation Recapture.  In determining the character (but not
              ----------------------
priority or amount) of Net Income allocable pursuant to Section 13(b) in connection with a sale or sales of Assets giving rise to ordinary income depreciation recapture, the Members shall be allocated ordinary income depreciation recapture to the extent of their respective shares of the Company's prior depreciation deductions.

          (g) Allocation Adjustments.  The allocations set forth in this Section
              ----------------------
are intended to allocate Company income, gains, deductions and losses to the Members for federal income tax purposes in accordance with their economic interests in the Company while complying with the requirements of Code Sections 704(b), 704(c) and 752, as well as the Regulations promulgated under such Sections. If, in the opinion of the Company's tax counsel, the allocation of profits or losses pursuant to the preceding provisions of this Section 13 does not (i) satisfy the requirements of Code Section 704(b), 704(c), 752 or the Regulations underlying any of these Sections, (ii) comply with any other provisions of the Code or the Regulations, or (iii) properly take into account any expenditure or item of income or gain of the Company or the transfer of an interest in the Company, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 13, the income, gains, deductions and/or losses of the Company shall be allocated in such manner as the Company's tax counsel determines to be required so as to reflect properly (i), (ii) and/or
(iii) of this Section 13(g), as the case may be, and the Managing Members shall have the right to amend this Agreement without action by the Members to reflect any such change in the method of allocating Company income, gains, deductions and/or losses, provided, however, that any change in the method of allocating such income, gains, deductions and/or losses shall not materially alter the pre-tax economic arrangement among the Members.

          (h) Safir Allocation Adjustments.  Notwithstanding anything to the
              ----------------------------
contrary contained herein, in no event shall the Class D Units to be held by Larry Safir and issued pursuant to the terms of his Executive Employment Agreement dated to be entered into and commence as of the closing of the Valley Channel Acquisition Agreement and Plan of Merger (the "Employment Date") by and between Safir and the Company receive any allocations of income, gain, loss or deduction pursuant to this Section 13 prior to the third anniversary of the Employment Date.

      14. Company Books, Records and Reports.
          ----------------------------------

          (a) Maintenance of Books and Records.  True and proper books, records,
              --------------------------------
reports, bank account statements, accounting records and accounts of the Company shall be maintained by the Managing Members at all times, in which shall be entered fully and accurately all Company transactions. All such items, together with this Agreement and any amendments thereto, shall at all times be kept at the principal place of business of the Company, or such other location as the Managing Members may select from time to time.

          (b) Inspection Rights.  Upon the request of a Member or the holder of
              -----------------
an economic interest in the Company, for purposes reasonably related to the interest of that person as a member or holder of an economic interest, the Managing Members shall promptly deliver to the Member or holder of an economic interest, at the expense of the Company, a copy of any or all of the items listed in subparts (i), (ii) and (iv) of Section 14(d) below, as well as a copy of this Agreement. Each Member and holder of an economic interest shall also have the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member or holder of an economic interest in the Company, and at such person's sole expense, to inspect and copy during normal business hours the other items listed in Section 14(d) below, as well as any other books, records, reports, returns and the like required to be maintained at the Company's principal office pursuant to Section 17058 of the Act.

           (c) Financial and Tax Reports.
               -------------------------

               (i) Annual Report. At the end of each fiscal year, the books
                   -------------
shall be closed and statements reflecting the financial condition of the Company and its profits or losses shall be prepared by the Managing Members or, at the Managing Members' election, by an accounting firm employed at the Company's expense.

                   If the Company has more than thirty-five (35) Members, not later than one hundred twenty (120) days after the close of the fiscal year, the Managing Members shall cause an annual report to be sent to each of the Members. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year. Additionally, if the Company has more than thirty-five (35) Members, Members representing at least five percent (5%) of the Percentage Interests, or three (3) or more Members, may make a written request to the Managing Members for an income statement of the Company for the initial 3-month, 6-month or 9-month period of the fiscal year ended more than thirty (30) days prior to the date of the request, and a balance sheet of the Company as of the end of that period. These statements shall be delivered or mailed to the Members within thirty (30) days thereafter.

                   The financial statements referred to in this Section shall be accompanied by the report thereon, if any, of the accountants engaged by the Company or, if there is no report, the certificate of the Managing Members that the financial statements were prepared without audit from the books and records of the Company.

              (ii)  Tax Information.  The Managing Members or, at the Managing
                    ---------------
Members' election, an accounting firm employed at the Company's expense, shall send to each of the Members, within ninety (90) days after the end of each taxable year, such information as is necessary to complete his or its federal, state and local income tax or information returns, and, if the Company has thirty-five (35) or fewer members, a copy of the Company's federal, state, and local income tax or information returns for the year.

          (d) Information Available at Principal Office.  The following shall be
              -----------------------------------------
maintained by the Managing Members at the Company's principal place of business:

              (i) A current list of the full name and last known business or residence address of each Member and of each holder of an economic interest in the Company, set forth in alphabetical order, together with the contribution and the Percentage Interest of each Member and holder of an economic interest;

             (ii) The full names and business or residence addresses of the Managing Members;

            (iii) A copy of the Certificate of Formation and all amendments thereto, together with any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto were executed;

             (iv) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

              (v) A copy of this Agreement and any amendments hereto, together with any powers of attorney pursuant to which this Agreement was executed;

             (vi) Copies of the financial statements of the Company, if any, for the six most recent fiscal years; and

            (vii) The books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four fiscal years.

       (e) Banking.  The Managing Members shall open and maintain one or more
           -------
separate bank accounts in the Company's name in which Company funds may be deposited. The funds in such accounts shall be used solely for the Company business, and all withdrawals therefrom may be made only on the signature of one or more individuals authorized by the Managing Members.

      15. "Tax Matters Partner".  Walter F. Ulloa is hereby designated the "Tax
          ---------------------
Matters Partner" for purposes of Sections 6221-6233 of the Code. The "Tax Matters Partner" may rely upon its certified public accountants or tax attorneys with respect to any election, action or determination relating to a Company audit and any proceedings arising therefrom. The "Tax Matters Partner" shall give all other

Members prompt notice of any communication from the IRS or any action it proposes to take as the "Tax Matters Partner." The "Tax Matters Partner" shall be reimbursed for any expenditures made or expenses incurred by it on behalf of the Company in connection with such audit or proceeding.

      16. Management.  Subject to the provisions of this Section 16 and except
          ----------
as otherwise explicitly provided herein, the Company shall be managed by the Managing Members, who are hereby designated pursuant to Section 18-401 of the Act. Pursuant to Section 16(a) the Managing Members shall establish an Executive Committee, which shall have the rights, powers and duties set forth in Sections 16(a) and (b) below. The Executive Committee shall also appoint officers of the Company, who shall be responsible for management of the day-to-day business of the Company, subject to the supervision and authority of the Executive Committee as set forth in this Section 16. The Non-Managing Members shall not participate in the management or control of the Company business.

           (a) Executive Committee.
               -------------------

               (i) The Company shall have an Executive Committee, which shall consist of four (4) individuals. The Executive Committee shall consist initially of four (4) members, as follows: Walter F. Ulloa, Philip C. Wilkinson, Paul A. Zevnik and a member designated by Messrs. Ulloa, Wilkinson and Zevnik. Upon Univision's exercise of the Univision Option, Univision shall have the right to elect one of the four Executive Committee members. The Executive Committee may act on majority vote, but only with the consent of both Messrs. Ulloa and Wilkinson. In the event of a disagreement between Ulloa and Wilkinson, such dispute shall be resolved in accordance with Section 17 of this Agreement. In the event of a deadlock vote of the Executive Committee where Messrs. Ulloa and Wilkinson vote in the same manner and Mr. Zevnik and the other Executive Committee member vote together, the vote of Messrs. Ulloa and Wilkinson shall be controlling and the Executive Committee shall be empowered to take action based upon such vote. Each member of the Executive Committee, including a member of the Executive Committee elected to fill a vacancy, shall serve until the next annual election of the Executive Committee members and until a successor has been elected and qualified, except in the case of death, resignation or removal of such member of the Executive Committee. The Executive Committee shall have regular monthly meetings by telephone or in person. The Managing Members, or any member of the Executive Committee who wishes to do so, may call a meeting of the Executive Committee by providing advance written notice to all members of the Executive Committee at least three (3) business days, and no more than thirty
(30) days, prior to the meeting. Each meeting of the Executive Committee shall take place at the principal place of business of the Company or a different location otherwise agreed upon by a majority in number of the Executive Committee members. One or more members of the Executive Committee may participate in an Executive Committee meeting in person, by telephone or by proxy.

               (ii)  [Intentionally omitted.]

          (b)   Matters Requiring Executive Committee Approval.  In addition to
                ----------------------------------------------
any other matters requiring the vote or approval of a Majority in Interest of the Members pursuant to provisions set forth elsewhere in this Agreement, the following matters shall require approval of the Executive Committee pursuant to the rules and procedures set forth in Section 16(a)(i) above.

               (i) Approve budgets for the Company, including, but not limited to, capital and operating budgets;

              (ii) Authorize and/or issue any debt securities, equity securities and/or securities convertible into equity securities of the Company;

             (iii) Make any loans, guarantees or joint ventures, or invest in partially owned subsidiaries;

             (iv)  Create any subsidiary;

              (v) Merge, consolidate, reorganize or dispose of all or substantially all of the Company's assets;

             (vi) Engage in any business other than those presented in the approved business plan of the Company;

             (vii) Except with respect to tax distributions, pay or declare any distribution on the Company's Membership interests or repurchase any Membership interests;

            (viii) Establish or modify any employee equity, stock option, pension, profit sharing or other similar plan;

             (ix) Any pledge, mortgage or hypothecation of any assets of the Company;

              (x) Except as set forth in an approved budget, any expenditure of cash or other property by the Company in excess of $75,000;

              (xi) Except as set forth in an approved budget and except for the compensation payable to Messrs. Ulloa and Wilkinson under their Employment Agreements with the Company (as described in Section 19(d) herein), the payment or agreement to pay salaries, wages, bonuses consulting fees and/or actual or projected commissions to any employee of the Company in excess of $200,000 per twelve (12) month period;

             (xii) Except as set forth in an approved budget, the execution of any promissory note, guarantee or other form of indebtedness in excess of $120,000 by the Company or the consummation of bank or financial institution loan or credit arrangement; and

              (xiii) Except as set forth in an approved budget, the execution of any lease or other obligation for real or personal property wherein the total expected payments by the Company exceed $120,000 per twelve (12) month period.

          (c) Matters Requiring Univision Approval.  If and only if Univision
              ------------------------------------
exercises the Univision Option, the following matters shall require Univision's approval, which shall not be unreasonably withheld, except as otherwise specified:

              (i) Acquisition of assets by the Company for a purchase price equal to or greater than the greater of (a) Five Million Dollars ($5,000,000) or
(b) ten percent (10%) of the Company's "Net Asset Value." Net Asset Value shall be defined to mean the most recent four (4) quarters of EBITDA (excluding "Additional Compensation" as that term is defined in that certain Letter Agreement between Univision and the Company dated December 30, 1996 times eight
(8), less outstanding indebtedness, other than the Subordinated Note.

              (ii) Incurrence of debt (excluding the Subordinated Note and excluding debt incurred under the Credit Facility) if, on a pro forma basis, the debt to EBITDA (**) ratio would exceed the ratio set forth below for the applicable EBITDA of the Company:

                          EBITDA                    LEVERAGE RATIO
                          ------                    --------------

               Up to $5 million                        4.00 : 1
               $5.0 to less than $6.5 million          4.25 : 1
               $6.5 to less than $8.0 million          4.50 : 1
               $8.0 to less than $10.0 million         4.75 : 1
               $10 million or greater                  5.00 : 1

              (iii) Subject to Section 6(d)(iv), any transaction involving the direct or indirect transfer or sale of any FCC License (including a sale of Membership Units) in which case, except as provided below, Univision's consent may be withheld in its sole discretion; provided, however, in connection with a transfer of Membership Interests subject to the provisions of Section 26(d) below, the Managing Members may submit to Univision a list of potential transferees prior to the right of first offer pursuant to said Section 26(d) and such potential transferees may be approved by Univision, which approval shall not be unreasonably withheld. If such transferee is approved in such a manner, an indirect transfer of an FCC License as a result of such transfer of Membership Interests to such transferee that complies with Section 26(d), shall be deemed approved hereunder; provided, further, that Univision agrees to not unreasonably withhold its approval of other potential transferees under Section 26(d).

              (iv) Distributions to Members in excess of quarterly tax distributions (calculated at the highest applicable federal and state income tax rates, taking into account the deduction of state income taxes for federal income tax purposes). The Company shall be permitted to make additional distributions in amounts in excess of reasonable working capital and reserve requirements if concurrent with such distribution the Company makes a prepayment of principal on the Subordinated

Note in an amount equal to the "Prepayment Amount" (as defined below). The "Prepayment Amount" shall be determined as follows:

               A = B (C + A)
               A equals the amount to be prepaid on the Subordinated Note;
               B equals Univision's then existing Option Percentage (as defined in Exhibit "D");
               C equals the total distributions proposed to be made to the Members of the Company.

              (v) Transactions with any Member in excess of $50,000 or not at arm's length (except for existing management contracts, employment agreements, and loans existing at closing and scheduled in the Credit Facility).

              (vi) Amendments to the Operating Agreement that would adversely affect the Class A Units or Univision with respect to its rights under this Agreement.

              (vii) The merger or consolidation of the Company with a third party or the sale of all, or substantially all, the assets of the Company, in which case Univision may withhold its consent, in its sole discretion.

              (viii) The issuance of additional Membership Units in the Company pursuant to Section 7(c)(iii) hereof.

              (ix) The dissolution and liquidation of the Company, in which case Univision may withhold its consent, in its sole discretion.

The foregoing approval rights, and Univision's rights under Section 16(a), shall terminate upon the closing of Univision's sale of a majority of its Percentage Interest in the Company to a third party.

          (d) Like-Kind Exchange.  The Executive Committee shall have the right
              ------------------
to approve the Company's selling, disposing of and/or exchanging any Station or other Company Asset in a like kind exchange to the extent permitted by applicable State and Federal law.

          (e) Key Man Insurance.  The Managing Members have the right, but not
              -----------------
the obligation to obtain and maintain keyman life insurance on Ulloa, Wilkinson and Zevnik, for the benefit of the Company and the Company shall own such keyman life insurance policy(ies).

          (f) Officers.  The Executive Committee may appoint officers at any
              --------
time. The officers of Company, if deemed necessary by the Executive Committee, may include a chief executive officer, president, executive vice president and secretary. The Managing Members may appoint a chief financial and/or chief accounting officer. The officers shall serve at the pleasure of the Executive Committee. Any individual may hold any number of offices. No officer need be a resident of the State of California or a citizen of the United States. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Executive Committee. By execution of this Agreement, the Executive Committee hereby appoint the following individuals as the initial officers of the Company:

          Name                      Title
          ----                      -----

          Walter F. Ulloa           Chief Executive Officer
          Philip C. Wilkinson       President
          Paul A. Zevnik            Secretary
          Jeanette Tully            Chief Financial Officer/Treasurer

              (i) Any officer may be removed, either with or without cause, by the Executive Committee at any time.

              (ii) Any officer may resign at any time by giving written notice to the Executive Committee. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

              (iii) A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

      17. Managing Member -- Impasse Resolution.  If a dispute arises between
          -------------------------------------
the Managing Members with respect to a decision affecting the ordinary day-to-day operations of the Company, and the Managing Members are unable, in good faith and after reasonable effort, to agree on such matter requiring their approval and are so dead-locked that the business of the Company can no longer be conducted with advantage to the Members, such disagreement or matter shall be settled by binding arbitration in Los Angeles, California, conducted by a retired judge from the panel of Judicial Arbitration and the Mediation Services, Inc. ("JAMS") in accordance with JAMS's rules governing arbitrations conducted by JAMS in effect at the time of this Agreement. One arbitrator agreed upon by the parties hereto shall be appointed from JAMS, or if the parties cannot agree upon one arbitrator, JAMS will appoint the arbitrator itself. The decision of the arbitrator shall be final and binding on the Managing Members. The Managing Members agree to mediate any such dispute on an expedited basis and in no event later than fifteen (15) business days after filing of the arbitration proceeding. Any dispute as to whether a controversy or claim is subject to arbitration shall also be submitted as part of the arbitration proceeding. The Company shall be responsible for reasonable attorneys' fees and costs and fees of expert witnesses in connection with such proceeding; provided, however, the arbitrator may, in its sole discretion, assess such fees and costs against any Managing Member found to have acted in bad faith.

      18. Matters Requiring Majority Approval of Members.  In addition to any
          ----------------------------------------------
other matters requiring approval of the Members pursuant to provisions set forth elsewhere in this Agreement, the following matters shall require the affirmative vote of a Majority in Interest of the Members:

          (a) Approval of the Company to merge or consolidate with one or more business entities;

          (b) To sell all or substantially all of the assets of the Company to dissolve the Company;

          (c) To issue additional membership units in the Company pursuant to
Section 7(c)(i); and

          (d) Any material amendment to the Certificate of Formation of the Company and/or this Agreement.

      19. Fees and Reimbursements to the Managing Members/Executive Committee.
          -------------------------------------------------------------------

          (a) Company Expenses.  The Company shall pay all costs and expenses
              ----------------
incurred in connection with the formation of the Company, the operation of the Company's business, and the management and operation of the Assets, including:

              (i) Costs of personnel employed by the Company and directly involved in the Company business;

              (ii) Costs of acquiring, owning, developing, improving, operating, and disposing of any or all of the Assets;

              (iii) Legal, consulting and similar fees for professional services provided to the Company;

              (iv) Expenses of Company administration, accounting, documentation and reporting, including, without limitation: preparation and maintenance of Company books and records, financial reports, audits, budgets, economic surveys, cash flow projections, and working capital requirements; preparation of Company state and federal tax returns; insurance expenses required in connection with the Company business; and expenses in connection with distributions and communications to Members; expenses of revising, amending, modifying, or terminating this Agreement; and

              (v) Costs incurred in connection with any litigation in which the Company is involved and any examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees.

          (b) Managing Members Reimbursements.  The Managing Members shall be
              -------------------------------
reimbursed by the Company for (i) actual out-of-pocket expenses paid to third parties for the review, preparation and publishing of Company financial and business reports, conduct of Company meetings, Non-Managing Members consultations, etc., (ii) other costs and expenses which are to be borne by the Company under the terms of this Agreement, and (iii) direct costs and expenses paid to third parties incurred in performing the duties and responsibilities of the Managing Members. As used herein "direct expenses" shall include transportation and lodging expenses which are reasonably and necessarily incurred in discharging the responsibilities of the Managing Members. However, no Member shall be entitled to reimbursement for any portion of its indirect overhead expenses (regardless of whether all or any portion of such expenses are allocable to the Company).

          (c) Executive Committee Reimbursements.  The Executive Committee
              ----------------------------------
Members shall be reimbursed by the Company for reasonable expenses incurred by such members in attending Executive Committee meetings.

          (d) Managing Member Employment Agreements.  The Managing Members shall
              -------------------------------------
each enter into written Employment Agreements with the Company concurrent with the execution of this Agreement.

          (e) Loan to Member(s).  the Members hereby approve the Zevnik Note in
              -----------------
the principal amount of $360,366.38, which shall be evidenced by a Secured Promissory Note (the "Secured Note") delivered by Zevnik to the Company and shall be secured by Class A Membership Units acquired by Zevnik, subject to any prior security interest held by the Bank. The Secured Note shall bear interest at 5.625% and shall be payable in one (1) installment of principal and all accrued interest five (5) years after delivery. In addition, the Secured Note shall be due and payable in full upon the earlier of sale by Zevnik of his interest in the Company. The Company and the Members hereby acknowledge and agree that Zevnik may repay the Secured Note at any time, including, but not limited to, by means of use of funds otherwise distributable to Zevnik by the Company or by any of the Members hereto.

      20. Third-Party Contracts, Instruments, Etc.  Only those officers of,
          ----------------------------------------
and/or other individuals associated with, the Company or the Managing Members who have been given authority by the Managing Members to do so may execute on behalf of the Company any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance or other instrument in writing, or any assignment or endorsement thereof. Any Person dealing with the Company or the Managing Members may rely upon a certificate signed by any of the Managing Members as to (a) the identity of the Managing Members or any other Member of the Company; (b) the Persons who are authorized to execute and deliver any instrument or document for or on behalf of the Company or (c) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member. No Member acting solely in the capacity of a Member, is an agent of the Company; nor does any Member, unless expressly and duly authorized in writing to do so by the Managing Members, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

      21. Time Devoted to Business.  The Managing Members shall devote such time
          ------------------------
to the affairs of the Company's business as the Managing Members in each of their reasonable discretion deems to be required.

      22. Liability.  No Managing Member shall be liable to the Company or to
          ---------
any other Member for any loss or damage sustained by the Company or any other Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of the law by such Managing Member. No Member nor any shareholder, officer, director, partner, member, subsidiary, employee, agent or affiliate of the Member (nor any officer, director, partner, member, subsidiary, employee, agent or any other person acting through or under authority of any of the foregoing) shall be liable, responsible or accountable in damages or otherwise to any other Member or the Company for any act performed in good faith by any or all such person(s) in connection with the affairs of the Company, where such action, inaction or failure to act is based upon the belief that such action, inaction or failure to act is reasonable under the circumstances and does not constitute gross negligence or intentional misconduct. Except as expressly required by law, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

      23. Indemnification.  The Company shall defend, indemnify and hold
          ---------------
harmless, and pay all judgments against, each Executive Committee Member and each Member and his or its shareholders, officers, directors, partners, members, subsidiaries, employees, agents and affiliates (and any stockholders, officers, directors, partners, members, subsidiaries, employees and agents of any of the foregoing) arising from any claim, loss, liability or damage incurred by reason of an act performed, or omitted to be performed, in connection with the affairs of the Company by any or all of the aforementioned persons in good faith, including attorneys' fees incurred by any of the aforementioned in connection with the defense of any action based on any such alleged act or omission, which attorneys' fees shall be paid as incurred from Company funds. All judgments against the Company and/or any of the aforementioned, wherein any of the aforementioned is entitled to indemnification, as herein provided, shall first be satisfied from Company Assets. The indemnities set forth in this Section 23 shall not require payment as a condition precedent to recovery by the indemnified party. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section 23 or under applicable law.

      24. Non-Competing Ventures and Conflicts of Interest.  Except for those
          ------------------------------------------------
existing business and activities set forth on attached Schedule "1", each Member, including each Managing Member, and his or its officers, directors, shareholders, partners, members, subsidiaries, employees, agents and affiliates shall not engage or invest in, independently or with others, any business activity of any type or description that is in direct competition with the Company in markets where the Company's stations then broadcast. Each Member, including each Managing Member, shall be obligated to present any investment opportunity or prospective economic advantage (an "Opportunity") relating to the

Company's business to the Company in writing ("Opportunity Notice"). The Company shall have thirty (30) days in which to elect to pursue the Opportunity described in the Opportunity Notice. If the Company waives its right to pursue the Opportunity described in the Opportunity Notice or fails to respond to such Opportunity Notice within the time period set forth above, then the Member presenting such Opportunity shall have the right to pursue such Opportunity in such Member's individual capacity. Provided, however, in the case of the Managing Members, pursuing such Opportunity cannot materially interfere with the Managing Member(s) duties pursuant to this Agreement. Subject to the foregoing, each Managing Member shall have the right to hold any investment opportunity or prospective economic advantage for his or its own account or to recommend such opportunity to a person or persons other than the Company. Neither the Company nor any other Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. The Non-Managing Members acknowledge that the Managing Members and their respective affiliates own and/or manage other businesses, including businesses that may compete with the Company and for such Managing Members' time as set forth on Schedule "1." The Non-Managing Members hereby waive any and all rights and claims which they may otherwise have against the Managing Members and their respective officers, directors, shareholders, partners, members, subsidiaries, employees, agents and affiliates as a result of any such activities described on Schedule "1." Notwithstanding anything to the contrary contained in this Section 24, the provisions of this Section 24 shall not apply to Univision.

      25. Meetings of Members.  There shall be no scheduled or periodic meetings
          -------------------
of the Members, but meetings of the Members may be called either by the Managing Members or upon the written request of Non-Managing Members holding, in the aggregate, more than ten percent (10%) of the outstanding Percentage Interests held by all Members. All meetings shall be held at the Company's principal place of business unless a different and reasonably accessible location is specified by the Member(s) calling the meeting in the notice thereof. A Majority in Interest of the Members or, if any matter to be voted upon or approved requires more than a Majority in Interest of the Members, Members holding cumulatively at least the minimum Percentage Interest so required represented in person (or via telephone) and/or by proxy shall constitute a quorum for any Company meeting. Every Member entitled to vote on any matter shall have the right to either in person or in one or more agents authorized by a written proxy signed by the Person or filed with the Managing Members of the Company. A proxy shall be deemed signed if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the Member or the Member's attorney-in-fact.

          If the Managing Members or Non-Managing Member(s) entitled to do so elect to call a meeting, written notice of such meeting shall be given to all Members not less than ten (10), nor more than sixty (60), days prior to the date of such meeting. The notice shall state the nature of the business to be transacted and the matters, if any, upon which the Members will be requested to vote. Any notice sent by a Member may include his or its recommendation as to the proposals contained therein. If the notice has failed to state the nature of a particular item addressed at the meeting, any approvals of the Members sought in connection therewith shall require the unanimous vote of the Members. Members may vote in person (or via voice vote on the telephone) or by written proxy at any such meeting.

          A Member may sign a written waiver of notice to the holding of a meeting, may consent to the holding of a meeting or may approve the minutes of a meeting. All waivers, consents, and approvals must be filed with the Company's records or made a part of the minutes of the meeting to which they relate. Attendance at a meeting constitutes waiver of notice of the meeting unless a Member objects, at the beginning of the meeting, if the meeting was not lawfully called or convened.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that may have been transacted at the original meeting. If, however, the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified above for newly called meetings.

          Unless a meeting is called as provided in this Section, the consent or approval of the Members may be obtained and evidenced by the written consent (without a meeting) of Members holding the requisite outstanding Percentage Interests (as determined pursuant to the applicable terms of this Agreement), signed and delivered to the Managing Members on behalf of the Company within sixty (60) days of the record date for the consent(s) or approval(s).

      26. Assignment by Members.
          ---------------------

          (a) General Prohibition.  The interest of a Member in the Company may
              -------------------
be assigned only as permitted by the provisions of this Section 26 and, except as so permitted, no Member shall assign, sell, dispose of, give, pledge or otherwise transfer, encumber or hypothecate (collectively "assign") his or its Company interest or a part thereof, whether voluntarily, by operation of law, at judicial sale or otherwise, to any Person. This restriction against assignment shall include, but not be limited to, the transfer to or for the benefit of any Person as a result of or in connection with any property settlement or judgment incident to a divorce, dissolution of marriage or separation, the transfer by decree of distribution or other court order in proceedings arising from the death of the spouse of any Member or if the Member is a trust, the designation of a new or additional trustee of such trust.

          (b) Permitted Transfers.  The restrictions on transfer set forth in
              -------------------
Sections 26(a) and 26(d) hereof shall not apply to (i) any transfer by an individual Member of all or any portion of such Member's Company interest to (A) a trust for the benefit of the transferor alone or for the benefit of the transferor and his or her beneficiaries, provided that such trust is, during the transferor's lifetime, controlled by the transferor and his spouse and is considered a so-called "grantor trust" for federal income tax purposes or (B) as an estate planning transfer where the transferor retains voting control; (ii) any transfer by a Member to a controlled affiliate (which shall mean an entity of which greater than fifty percent (50%) of the voting and ownership interests are owned by the transferring Member or its owners); (iii) any transfer to the individual stockholders of a corporate Class A Non-Managing Member in connection with a liquidation of a Class A Non-Managing Member; provided that, in each case, the transferee executes an amendment to this Agreement agreeing to be bound by all the terms and conditions of this Agreement and complies with the conditions to substitution set forth in Section 26(g) below; and (iv) any transfer by a Member to the Bank pursuant to the Credit Facility, whether such transfer is pursuant to a Pledge Agreement or similar agreement in favor of the Bank, or by the Bank foreclosing on the interest conveyed by such Pledge Agreement or similar agreement.

          (c) Income Tax Considerations.  Even if an assignment of all or any
              -------------------------
portion of a Member's Company interest would otherwise be permitted by the provisions of this Section 26, such assignment shall not be made if, in the opinion of counsel to the Company, such assignment, standing alone or in conjunction with other either previous or planned assignments, would result in a material risk of the Company being treated as other than a partnership for income tax purposes. Any transfer in violation of this subpart (c) shall be null and void ab initio.
              -- ------

          (d) Right of First Offer.  Except as permitted in Section 26(b), if at
              --------------------
any time a Member desires to transfer all (or any part) of his or its Company interest (or any owner of an indirect, direct or beneficial controlling interest in such Member desires to transfer such interest) ("Offer"), the Member shall, prior to any other action, give notice, together with a description of the terms upon which the Member would transfer such interest (the "Offer Notice"), to the Managing Members on behalf of and for the benefit of the Company.

          The Managing Members shall accept or reject such Offer as to the entire offered interest within thirty (30) days of receipt of the Offer Notice. Failure by the Managing Members to give notice of election within the required time period shall be deemed an election not to accept the Offer set forth in the Offer Notice. If the Managing Members elect not to exercise the Company's right of first offer, the remaining Members shall have the right to purchase a Proportionate share of the interest of the offeree pursuant to the terms of the Offer Notice.

          In the Offer Notice which is submitted to the remaining Members, the offeree shall offer (the "First Negotiation Offer") to each other Member the right to purchase a Proportionate share of the Company interest of the offeree for the same Proportionate price and subject to the same terms and conditions as set forth in said Offer Notice. If any affected Member does not wish to accept a First Negotiation Offer, he or it shall give written notice to the Company within thirty (30) days after the Offer Notice of his or its intention to reject the First Negotiation Offer, and each Member who has decided to accept the First Negotiation Offer shall be entitled to purchase his or its Proportionate share of the Company interest subject to the rejected First Negotiation Offer. The other Members shall notify the offeree of their respective elections within forty-five (45) days of the Offer Notice. Elections to purchase the entire Company interest of the offeree Member must be received within such forty-five
(45) day period; otherwise, the offeree Member shall be free to sell his or its Company interest to any third party at a price equal to or greater than and upon the terms and conditions set forth in the Offering Notice. Any sale of an interest hereunder to a third party shall comply with the following requirements: (i) the sale documentation must contain provisions whereby any proposed transferee is obligated to comply with all provisions of this Agreement and any amendments hereto; (ii) any transferee must be a principal and not an agent acting on behalf of an undisclosed principal, and such principal may not be related to or an affiliate of the offeree or with respect to which the offeree has any direct or indirect ownership or control; and (iii) any prospective transferee must be of good business character and reputation and is financially capable of carrying out all obligations of the selling Member under this Agreement and related agreements. If the other Members collectively elect to accept the First Negotiation Offer, they shall acquire the offeree's Company interest upon the terms set forth therein. Failure by the other Members to give notice of election within the required time period shall be deemed an election not to accept the First Negotiation Offer set forth in the Offer Notice. If the sale is not consummated within seventy-five (75) days from the date of the other Members' elections not to accept the First Negotiation Offer, the relevant Company interest shall then again become subject to the right of first offer set forth in this Section 26(d). This Section shall not be applicable to transfers described in Section 26(b). The right of first offer set forth in this Section 26(d) shall terminate upon the Initial Public Offering of securities in the Company or the "C" Corporation pursuant to Section 26(i) herein.

          (e) Purchase Option.  In the event that a Member or an assignee of a
              ---------------
Member or an assignee thereof (referred to in this Section 26(e) as the "Transferor") violates impermissibly the transfer restrictions set forth in this Agreement, withdraws without the consent of the Managing Members, assigns to one or more creditors, pledges, or otherwise directly or indirectly encumbers or hypothecates, all or any portion of such person's interest in the Company (the affected portion of such Member's interest in the Company is hereinafter referred to in this Section 26(e) as the "Option Interest"), whether such violation, withdrawal, assignment, gift, pledge, encumbrance or hypothecation is voluntary or involuntary, the persons identified as Optionees below shall have the option ("Purchase Option") to acquire all or any portion of the Option Interest, including all or any portion of the Option Interest which has been assigned or gifted to, or pledged or otherwise encumbered or hypothecated for the benefit of, a third party. Any third party who receives an interest in all or any portion of an Option Interest shall receive such interest subject to this Purchase Option. Provided, however, this Section 26(e) shall not apply and there is no Purchase Option created when such interest is (a) encumbered by an involuntary lien, (b) hypothecated with the consent of the Executive Committee or (c) hypothecated in connection with a Company loan which has been approved by the Executive Committee.

          The persons possessing the Purchase Option with respect to any impermissible transfer, withdrawal, assignment to one or more creditors, pledge, encumbrance or hypothecation of an interest in the Company shall be all Members whose interests are not (in whole or in part) subject to this Purchase Option ("Optionees"). Each such Member shall have the right to purchase his or its Proportionate share of the Option Interest, and any portion of the Option Interest that one or more of such persons does not elect to purchase may be purchased by the other persons wishing to do so on a Proportionate basis (counting, for this purpose, only those persons interested in purchasing an additional portion of the Option Interest), and this process shall be repeated until elections have been received to purchase the entire Option Interest or until there is no further interest in purchasing any further portion of the Option Interest.

          The Purchase Option may be exercised at any time within sixty (60) days following the date on which each Member receives written notice that such transfer, withdrawal, assignment, pledge, encumbrance or hypothecation has occurred, and the identity of each person holding all or a portion of the Option Interest. Each such Optionee wishing to exercise his or its Purchase Option may do so by providing written notice to the Managing Members (or, if all or a portion of the Managing Members' interest is the Option Interest, the Non-Managing Member with the largest Percentage Interest of the Non-Managing Members willing to act in the place of the Managing Members pursuant to this Section) within sixty (60) days following receipt of the notice referred to in the preceding sentence, which notice to the Managing Members (or, if all or a portion of the Managing Members' interest is the Option Interest, the Non-Managing Member with the largest Percentage Interest of the Non-Managing Members willing to act in the place of the Managing Members pursuant to this Section) shall state that the Purchase Option is being exercised and shall specify the portion of the Option Interest that he or it wishes to acquire pursuant to the Purchase Option. The Managing Members (or all or a portion of the Managing Members' interest is the Option Interest, the Non-Managing Member with the largest Percentage Interest of the Non-Managing Members willing to act in the place of the Managing Members pursuant to this Section) shall then take all steps necessary or appropriate to reconcile the notices (so that all interested persons acquire only that portion of the Option Interest to which they are entitled) and, once such reconciliation has occurred, shall provide written notice to any or all third parties holding all or a portion of the Option Interest specifying that the Purchase Option has been exercised and the portion of the Option Interest held by each such third party that is to be acquired pursuant to exercise of the Purchase Option.

          Each electing Optionee shall pay to the Managing Members (or, if all or a portion of the Managing Members' interest is the Option Interest, the Non-Managing Member with the largest Percentage Interest of the Non-Managing Members willing to act in the place of the Managing Members pursuant to this Section) who shall then pay as nominee of such Optionee to the appropriate person or persons, the value of the portion of the Option Interest (determined as provided herein) in which such person(s) has (have) an interest. Such amount shall be paid via cash, one or more certified or cashier's checks or a combination of cash and one or more certified or cashier's checks.

          In the event that exercise of the Purchase Option, or the purchase of all or any portion of an Option Interest pursuant thereto, is delayed or stayed for any reason pursuant to judicial order or by operation of the United States bankruptcy laws or other applicable insolvency laws, each electing Optionee may elect not to proceed with purchase of all or any portion of the Option Interest or may, within sixty (60) days after the judicial order or the U.S. bankruptcy and/or insolvency laws is (are) no longer applicable, elect to proceed with the contemplated transaction.

          For purposes of determining the value of an interest in the Company being acquired pursuant to the Purchase Option, the value of the Assets shall first be determined pursuant to Section 11 hereof, and the value of the Transferor's entire interest in the Company shall be equal to the amount that the Transferor would have been entitled to receive pursuant to Section 12(c) hereof assuming a cash sale of the Assets for such value had occurred immediately prior to the occurrence of the event which triggered the Purchase Option. The value of each portion of the Option Interest being acquired pursuant to the Purchase Option shall be equal to the value of the Transferor's entire interest in the Company multiplied by the percentage interest represented by such interest being acquired pursuant to the exercise of the Purchase Option less an amount equal to any loss, damage, injury, cost, expense or other amount (including attorney's fees) suffered by the Company or the Members as a result of the impermissible transfer of the Option Interest by the Transferor.

          (f) Consent Required for Substitution.  Subject to the conditions to
              ---------------------------------
substitution set forth below, an assignee of an interest in the Company may become a Member in the place and stead of his or its assignor only if a Majority in Interest of the other Members vote in favor of the assignee's admission to the Company as a substituted Member. An assignee who has become a substituted Member shall have, to the extent assigned to him or it, the rights and powers of his or its assignor, and the assignee shall be subject to the restrictions and liabilities of such assignor.

              If an assignee does not comply with all of the conditions to substitution set forth below, or all of the other Members do not vote in favor of the assignee's admission as a substituted Member, the assignee shall hold a bare economic interest in the Company, with no right to vote, participate in the management and affairs of the Company or to become or exercise any rights of a Member. Unless and until an assignee becomes a substituted Member, his or its assignor shall continue to possess all rights pertinent to the assigned interest (other than the right to receive distributions and related allocations of income, gains, losses, deductions, and credits in accordance with this Agreement).

              Notwithstanding any provision herein to the contrary, Sections 26(f) and 26(g) shall not apply to assignments to the Bank, or an assignee of the Bank, pursuant to the Credit Facility.

           (g) Conditions to Substitution.
               --------------------------

               (i) No assignee of an interest in the Company shall be entitled to become a substituted Member unless and until his or its assignor has provided the Managing Members with the assignee's name and address and all details relating to the assignment.

               (ii) No assignee of an interest in the Company shall be entitled to become a substituted Member unless the assignee shall consent in writing, in form satisfactory to the Managing Members, to be bound by the terms of this Agreement in the place and stead of the assigning Member.

               (iii) No assignee of a Non-Managing Member's Company interest shall be entitled to become a substituted Non-Managing Member unless and until it has been demonstrated to the satisfaction of the Managing Members that the assignment was pursuant to an exemption from registration under the Securities Act of 1933, as amended, and pursuant to an exemption from qualification under applicable state securities laws.

               (iv) If, in connection with or as a condition to the assignment of any interest in the Company, the consent or approval of the Federal Communications Commission (the "FCC"), or any other governmental authority is required under applicable law, then the Company shall forthwith take those steps required to obtain and shall use its best efforts to duly obtain at the earliest possible date such consent or approval. Any time limitation upon or requirement for such assignment shall, if necessary for the assignment, be extended by such period of time as is reasonably necessary to obtain such consent or approval, all costs and expenses in obtaining such consent or approval shall be paid or reimbursed by the Company. The Members shall cooperate with the Company to the extent required to obtain such consent or approval, which shall be, if required, a condition to the substitution of any assignee of an interest in the Company.

          (h) Managing Members Signatory Authority.  Subject to full compliance
              ------------------------------------
with the terms and provisions of this Agreement, any instrument reflecting the assignment of all or a portion of the interest of a Member and the admission of the assignee as a substituted Member of the Company need only be executed and acknowledged by the Managing Members, the assignor and the assignee. Upon the admission of a substituted Member, Exhibit "A" shall be amended to reflect the name, number of Units and Percentage Interest of such substituted Member and to eliminate or adjust, if necessary, the name, Units and Percentage Interest of the predecessor of such substituted Member.

          (i) Initial Public Offering.  The Members agree that upon the vote of
              -----------------------
at least seventy-five percent (75%) of the Members and, subject to compliance with applicable laws, the Company shall roll up to a "C" corporation (the "C" Corporation) in connection with an initial public offering of such "C" Corporation, which is (a) pursuant to a firm underwriting commitment by a reputable investment banker, (b) has a pre-offering valuation of at least $150 million, and (c) results in the "C" Corporation's securities being listed on the American Stock Exchange, the New York Stock Exchange or NASDAQ National Market System (herein an "Initial Public Offering"). Each of the Members hereby agrees to cooperate in connection with the contribution of their membership interests in the Company to a such newly formed C-Corporation, with each existing Member to receive the common stock of the "C" Corporation in proportion to its capital account balance in the Company as of the date of the incorporation after revaluing such Member's capital account in accordance with Treasury Regulations and Section 11(b) to reflect the fair market value of the Company's assets as of the date of incorporation. As of the date of incorporation, the common stock held by all Members shall be granted standard piggyback registration rights entitling the Members to participate on a pari passu basis in registrations of the "C" Corporation's common stock under the Securities Act of 1933, as amended, other than the Initial Public Offering and subject to pro rata cut-backs at the underwriter's discretion. If Univision is a Class A Member and the Managing Members both consent to a proposed Initial Public Offering, Univision agrees to consent to such Initial Public Offering if (i) three (3) years from the execution of this Agreement shall have expired; (ii) no more than five percent (5%) of the shares to be sold in such offering may be purchased by a single Person, and (iii) no more than thirty percent (30%) of the Company will be sold in the Initial Public Offering.

      27. Death, Withdrawal, Resignation, Removal, Bankruptcy or Dissolution of
          ---------------------------------------------------------------------
          a Member.
          --------

          (a) Effect - Non-Managing Member.  In the event of the death,
              ----------------------------
withdrawal, resignation, removal, Bankruptcy or dissolution of a Non-Managing Member, the Company shall continue. Subject to Section 26, the representative or successor in interest of the Non-Managing Member shall be vested with the same status as that of its predecessor in interest.

          (b) Effect - Managing Members.  In the event of the death, withdrawal,
              -------------------------
resignation, removal, Bankruptcy or purchase of a Managing Member's entire interest pursuant to the purchase Option set forth in Section 26, the remaining Managing Member shall become the sole Managing Member and shall fill the Executive Committee vacancy caused by the other Managing Member's death, withdrawal, resignation, removal, Bankruptcy or purchase of such Managing Member's entire interest pursuant to the Purchase Option set forth in Section
26. In the event of the death, withdrawal, resignation, removal, Bankruptcy or purchase of the remaining Managing Member's entire interest pursuant to the Purchase Option set forth in Section 26, the Company shall be dissolved unless other Members owning a Majority in Interest of (i) the Percentage Interests and
(ii) the capital of the Company (as determined via reference to applicable guidelines published by the Internal Revenue Service from time to time) owned by all Members (other than the Managing Member with respect to which the dissolution event occurred) (1) elect within ninety (90) days after the death, withdrawal, resignation, removal, Bankruptcy or purchase of the Managing Member's entire interest pursuant to the Purchase Option set forth in Section 26 to continue the Company, and (2) appoint new Managing Members (who may be an existing Non-Managing Member or an outside person) who agrees to be the new Managing Members. The Company shall take steps to amend this Agreement to convert the interest of the former Managing Member to that of a Non-Managing Member in this Company, with the same economic interest they had as the Managing Members (subject to Proportionate dilution of their Percentage Interest in connection with admission of an outside persons as the new Managing Member(s) or the increase to the Percentage Interest of an existing Non-Managing Member(s) to compensate him or it for becoming the new Managing Member(s)).

           (c) Purchase of Membership Units on Death of Ulloa, Wilkinson or
               ------------------------------------------------------------
Zevnik.
------

               (i) Transfers on Death of Ulloa, Wilkinson or Zevnik.  Upon the
                   ------------------------------------------------
death of Ulloa, Wilkinson or Zevnik (the "Deceased Member"), the Deceased Member's estate (or other lawful successor or heirs (collectively the "Estate") shall have the right to elect, at its discretion (within ninety (90) days after the death of the Deceased Member), to sell all or any portion of such Deceased Member's Membership Units to the Company at the Agreed Price provided for in
Section 27(c)(iii) hereof, which shall be paid in accordance with Section 27(c)(iv) hereof. If the Deceased Member's Estate elects to sell all or any portion of the Deceased Member's Membership Units and the Company does not have "key man" insurance (as provided for in Section 27(c)(ii) hereof) or the proceeds from such "key man" insurance is less than twenty percent (20%) of the Agreed Price of the Deceased Member's Membership Units to be sold, the Company may, at its discretion, elect to allow the other Members to purchase up to twenty percent (20%) of the Deceased Member's Membership Units to be sold at the Agreed Price provided for in Section 27(c)(iii) hereof, which shall be paid in accordance with Section 27(c)(iv) hereof. Each of the other Members shall have the option to purchase a Proportionate share of the Membership Units to be sold.

               (ii)  Key Man Insurance.  The Members acknowledge that the
                     -----------------
Company, Cabrillo, Golden Hills, KSMS-TV, Las Tres and Tierra Alta shall collectively purchase a "key man" insurance policy on the lives of each of Ulloa, Wilkinson and Zevnik in the minimum amount of $5,000,000 per individual, which amount shall be increased from time to time to be equal to an equal to the greater of (i) an amount equal to 20% of the fair market value (as determined by the Executive Committee) of Ulloa's, Wilkinson's or Zevnik's total direct and indirect ownership interest in Company or (ii) a higher amount determined by the Executive Committee; provided, however, that each of Ulloa, Wilkinson and Zevnik is insurable and that such "key man" insurance is available at commercially reasonable terms and conditions.

               (iii) Determination of the Agreed Price.  The price per
                     ---------------------------------
membership unit ("Agreed Price") at which Membership Units may be purchased pursuant to Section 27(e) hereof shall be equal to the fair market value on a per membership unit basis of each Membership Unit as of the last day (the "Determination Date") of the most recent calendar month ending before the date notice is given exercising, or the occurrence of the event triggering, the applicable right to purchase. Said fair market value shall be determined by the mutual agreement of the Members or, in the event the Members fail to so agree (within thirty (30) business days after the later of (i) the event or the exercise of the option requiring or permitting a purchase hereunder, or (ii) the appointment of a personal representative, executor or guardian as the case may
be), as determined by a qualified appraiser mutually agreed to by the Members (the "Appraiser"), the cost and expense of which shall be borne by the Company. The parties or the qualified appraiser, as appropriate, shall determine the value of each Membership Unit by first determining the fair market value of the Company and then dividing such amount by the number of then outstanding Membership Units of the Company.

               (iv)  Payment of Agreed Price.  In the event that the Company
                     -----------------------
purchases Membership Units pursuant to Section 27(c) hereof, the Deceased Member's Estate, at its discretion, may require that payment for such Membership Units be made by (i) delivery of a promissory note in an amount equal to the Agreed Price or (ii) delivery of cash (in the form of a cashier's check) as to a portion of the Agreed Price (up to the amount as provided below) and a promissory note in an amount equal to the balance of the Agreed Price, if any. If the Deceased Member's Estate elects delivery of both cash and a promissory note, the maximum amount of cash which the Deceased Member's Estate may elect to receive shall be the greater of (i) 20% of the Agreed Price of the Deceased Member's Membership Units to be sold or (b) the amount of the proceeds from any "key man" insurance available to the Company pursuant to Section 27(c)(ii) hereof (but not greater than the amount of the Agreed Price). Any promissory note delivered to the Deceased Member's Estate pursuant to this Section 27(c)(iv) shall be (i) payable quarterly over a period no longer than five (5) years and shall accrue interest at the Prime Rate and (ii) secured by the Deceased Member's Membership Units pursuant to the form of the Membership Unit Pledge Agreement attached hereto as Exhibit "__" and incorporated herein by this reference (the "Membership Unit Pledge Agreement"). Each of the Members hereby agrees that the Deceased Member's Estate, concurrent with entering into the Membership Unit Pledge Agreement, shall enter into a subordination agreement with Company pursuant to which the Deceased Member's Estate will subordinate its security interest in the Deceased Member's Membership Units to Union Bank of California, N.A.'s security interest in the same pursuant to the Nonrecourse Guarantee and the Pledge Agreement, as well as any security interest which may be granted to any future lenders who may provide financing to the Company.

               (v)   Limitation on Transfers.  This Agreement is entered into
                     -----------------------
concurrent with (i) Cabrillo, Golden Hills, KSMS-TV, Las Tres and Tierra Alta and their respective stockholders entering into stockholders' agreements (the "Other Agreements") which contain substantially the same terms as set forth in this Section 27(c). Notwithstanding (i), the Company's obligation to purchase the Membership Units of the Deceased Member pursuant to Section 27(c) hereof and
(ii) Cabrillo's, Golden Hills', KSMS-TV's, Las Tres's and Tierra ALTA's obligation to purchase a deceased member's stock in the Other Agreements, the Members hereto acknowledge and agree that the Company, Cabrillo, Golden Hills, KSMS-TV, Las Tres and Tierra Alta shall purchase such Membership Units and or stock in a manner such that the total percentage ownership interest (both direct and indirect) of each of the stockholders of Cabrillo, Golden Hills, KSMS-TV, Las Tres and Tierra Alta remain, relative to each other, the same (i.e., within two decimal points) as just prior to the purchase of such Membership Units and stock by the Company, Cabrillo, Golden Hills, KSMS-TV, Las Tres and Tierra ALTA.

               (vi)  Transfer of Membership Units.  Upon the payment in full of
                     ----------------------------
the Agreed Price, the Deceased Member's Estate shall deliver to the Company a receipt for the payment of the purchase and a membership unit assignment separate from certificate.

          (d) Removal.  Either Managing Member may be removed by a vote of a
              -------
Majority in Interest of the other Members solely "for cause".  For purposes of
Section 27(c), the phrase "for cause" means: (i) conviction of a felony or (ii) upon thirty (30 ) days' written notice following the determination by the Executive Committee that the Managing Member has engaged in intentional fraud or intentional misappropriation of Company assets; provided that the Company gives Managing Member written notice specifying the grounds for "cause" termination under this Section 27(d), and Managing Member fails to cure the same within thirty (30) days following such written notice.

      28. Dissolution of the Company.
          --------------------------

          (a) Events Causing Dissolution.  The Company shall be dissolved,
              --------------------------
liquidated and terminated:

              (i) In the event of the expulsion, Bankruptcy of the sole remaining Managing Member or purchase of the sole remaining Managing Member's entire interest pursuant to the Purchase Option set forth in Section 26, absent a vote to continue the Company and, if necessary, appoint a new Managing Member pursuant to Section 27 hereof;

              (ii) Upon the affirmative vote of the Managing Members and a Majority in Interest of the Non-Managing Members;

              (iii) Thirty-five (35) years after the date of the Certificate of Formation for the Company was filed;

              (iv)   As otherwise provided for herein or under the Act; or

              (v) Upon the sale of all or substantially all of the Assets, payment or other satisfaction of all known Company liabilities and distribution of all or substantially all of the sales proceeds and remaining Assets to the Members.

          (b) Termination Activities.
              ----------------------

              (i) Upon the dissolution of the Company, where no election is made to continue the Company pursuant to Section 27, the continuing operation of the Company's business shall be confined to those activities reasonably necessary to wind up the Company's affairs, discharge its obligations, and preserve and sell or distribute the Assets.

              (ii) The Members hereby acknowledge and agree that the Managing Member or, if both Managing Members have been terminated as such, a person approved by a Majority in Interest of the Non-Managing Members, shall have the sole power to execute and acknowledge and record or publish all such instruments that may be appropriate or necessary to reflect the dissolution and termination of the Company.

               (iii) A reasonable time shall be allowed for the orderly liquidation of the Assets and the discharge of the liabilities to creditors so as to minimize the normal losses attendant at liquidation.

               (iv) File a Certificate of Cancellation pursuant to (S)18-203 of the Act upon the completion of the winding up of the Company.

          (c)  Negative Capital Account Make-Up.  No Member shall be obligated
               --------------------------------
to contribute to the Company any negative balance in his or its capital account.

      29. Member Representations.  Each Member acknowledges, agrees and
          ----------------------
represents to the Company and the other Members that (a) he or it is an Accredited Investor, (b) he or it has been furnished with all documents and additional information requested by him or it for the purpose of evaluating whether an investment in the Company is suitable for the Member, (c) in evaluating an investment in the Company, the Member has consulted with his or its own investment and/or legal and/or tax advisor and has independently concluded that an investment by the Member in the Company is appropriate in light of his or its overall investment objectives and financial situation, (d) the Member has adequate means of providing for current needs and contingencies, has no need for liquidity with respect to his or its investment in the Company, and is able to bear the economic risk of a possible loss of the Member's entire investment in the Company, (e) the Member is purchasing his or its interest for the Member's own account for investment, and not with a view to or for resale in connection with any distribution of such security, (f) the Member has extensive experience in business and investments, and (g) the Member understands that there are no guarantees or assurances of any economic or other benefits that may accrue by virtue of holding an interest in the Company. Each Member further acknowledges, agrees and represents that he or it is not relying on any other Member, any officer, director, shareholder, partner, member, affiliate, employee, and/or agent thereof, and/or legal counsel of any other Member, or on any projections and/or representation (or lack thereof) by any of the aforementioned (except as expressly made in this Agreement) in reviewing this Agreement and in deciding whether to invest or participate as a Member.

      30. Notices.  Any written notice to any of the Members required or
          -------
permitted under this Agreement shall be deemed effective when delivered personally (including transmission by facsimile or other similar device), by overnight courier service, or three (3) days after the notice is sent by U.S. mail, postage prepaid, to the address indicated below the recipient's signature hereto. Notices to the Company shall be similarly given, and addressed to its principal office (Attn: Managing Members).

      31. Exhibits.  All Exhibits referred to in the body of this Agreement are,
          --------
as such Exhibits may hereafter be amended from time to time pursuant to terms set forth in the body of this Agreement, hereby incorporated by reference.

      32. Entire Agreement; Amendments.  This Agreement (i) amends and restates
          ----------------------------
in its entirety the Operating Agreement for the Company, dated January 11, 1996;, and the Amended and Restated Operating Agreement of Entravision Communications Company, L.L.C. dated December 30, 1996; (ii) supersedes and controls over any provisions in the Formation Agreement, as amended, and the Confidential Memorandum of Terms attached thereto as Exhibit "H" relating to this First Amended and Restated Operating Agreement and (iii) constitutes the full and complete agreement between the parties on the subject matter hereof, and, subject to Section 16(c)(vi), may be amended only by a writing executed by the Managing Members and Class A Non-Managing Members holding at least seventy-five percent (75%) of the Class A Units; provided that an amendment to admit a new Non-Managing Member pursuant to the terms of this Agreement shall only require the consent of the Managing Member and the new Members to be admitted pursuant to said amendment.

      33. Successors.  This Agreement shall be binding upon and inure
          ----------
to the benefit of the respective parties, their successors, heirs and assigns.

      34. Executed Counterparts.  This Agreement may be executed in one or more
          ---------------------
counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

      35. Captions.  The section headings and captions shall in no way define,
          --------
limit, extend or interpret the scope of this Agreement or any particular section hereof.

      36. Computation of Time Periods.  All periods of time referred to in this
          ---------------------------
Agreement shall include Saturdays, Sundays and state or national holidays, provided that if the date or last date to perform any act or give any notice or approval shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

      37. Gender; Statutory References.  All pronouns and any variations thereof
          ----------------------------
shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons or Member or Members or the context may require. Any reference to the Code, the Act or other statutes or laws will include all amendments, modifications, or replacements thereto.

      38. Severability.  Should any one or more of the provisions of this
          ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the minimum extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

      39. Time of Essence.  Time is of the essence in all deadlines and time
          ---------------
periods set forth in this Agreement.

      40. Further Acts.  Each Member agrees to perform such additional acts and
          ------------
to execute and deliver such additional documents as reasonably may be necessary to carry out promptly the intent of this Agreement.

      41. Governing Law.  Notwithstanding the place where this Agreement may be
          -------------
executed by any of the parties hereto, this Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, shall be subject to and governed by the Act and the other laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirely within the State of Delaware, and such laws shall govern the limited liability company aspects of this Agreement.

      42. Attorneys' Fees.  In case any proceeding, whether at law, in equity or
          ---------------
in arbitration, shall be brought by any Member to enforce the terms of this Agreement, or any controversy arising therefrom, the prevailing party in each suit, as determined by the court or arbitrator, shall be entitled to the payment of reasonable attorneys' fees.

      43. Maximum Interest Rates.  Notwithstanding any provision in this
          ----------------------
Agreement to the contrary, no amount owing from any person pursuant to this Agreement or any agreement executed pursuant to the terms hereof shall accrue interest in excess of the maximum applicable rate permitted by California law. In the event that a person accepts as interest an amount which would exceed the highest lawful rate, the amount which would constitute excess interest shall be applied to the reduction of the unpaid principal balance due pursuant to the loan with respect to which such payment is being made.

      44. Arbitration.  Subject to Section 17 above, which shall be controlling
          -----------
with respect to disagreement between the Managing Members on day-to-day decisions affecting the management of the Company, any disputes which arise involving all or any of the Members under this Agreement shall be subject first to mediation, and then, in the absence of a resolution, to final, binding arbitration upon written request by any Member involved in the dispute in accordance with this Section. The dispute shall be submitted before the American Arbitration Association ("AAA") within thirty (30) days after the requesting notice in accordance with the AAA's Commercial Arbitration Rules as modified by this Section; a decision shall be issued within thirty (30) days after the close of the record; and judgment upon the award may be entered in any court having jurisdiction over the judgment. Upon invocation of the mediation/arbitration procedure by a Member, each party to the dispute shall submit to each other and the mediator/arbitrator their respective proposals for resolution of the dispute, and the mediation/arbitration shall be limited to the sole question of determining which written proposal is to be accepted. The mediator/arbitrator shall have no authority to compromise between the proposals. The substantive law of California shall be applied by the mediator/arbitrator, and this requirement shall be deemed jurisdictional. This mediation/arbitration provision shall be deemed self-executing. If a party to a dispute fails to appear at any properly noticed mediation/arbitration proceeding, an award may be entered against such party notwithstanding such failure to appear. If the parties disagree on the choice for a/an mediator/arbitrator, the parties shall jointly request the AAA to furnish a list of five available attorneys, businessmen, or both, experienced generally in commercial matters. After receipt of such list and an opportunity to consider the names, each party may designate in writing to the AAA not more than two names to be eliminated from the selection process. If more than one name remains after such eliminations are made, the selection of the mediator/arbitrator shall be made by lot from the remaining names. If either party makes demand upon the other for mediation/arbitration, the arbitration shall be conducted at the AAA offices in Los Angeles, California. The parties may mutually agree to another location. The expenses, wages and other compensation of any witnesses called before the mediator/arbitrator shall be borne by the party calling the witnesses. Other expenses incurred, including wages of participants, and preparation of briefs and date to be presented to the mediator/arbitrator, shall be borne separately by the respective parties. The fee for the arbitration, the mediator's/arbitrator's fees and expenses, the cost of any hearing room, and the cost of a shorthand or similar reporter and the original transcript shall all be borne by the Company.

      45. No Third Party Beneficiaries.  The Members intend and agree that their
          ----------------------------
respective obligations set forth in this Agreement constitute an agreement solely to and for the benefit of each other and not to or for the benefit of the Company or any third party. Accordingly, except as otherwise explicitly set forth herein, no third party shall be entitled to enforce the Member's obligations set forth herein.

      46. Consent of Spouse.  The spouse of any individual Member who has not
          -----------------
executed documents as a co-owner of such Member's interest in the Company shall be required to execute a "Consent of Spouse" in the form of Exhibit "C" attached hereto.

      47. Signatory Authority.  The individual or individuals signing this
          -------------------
Agreement on behalf of each Member represents to the other Members that he or she has full authority to do so, has received all required consents, and that his or her signature (together with the signature or signatures of any other individual signing below on behalf of such Member) is (are) the only signatures required to bind the Member on whose behalf he or she is signing this Agreement.

      48. Counsel to the Company.  Counsel to the Company may also be counsel to
          ----------------------
any Managing Member or any Affiliate of a Managing Member. The Managing Members may execute on behalf of the Company and the Members any consent to the representation of the Company the counsel may request pursuant to the California Rules of Professional Conduct or similar rules of any other jurisdiction ("Rules"). The Company is initially selecting Zevnik Horton Guibord & McGovern, L.L.P. ("Company Counsel") as legal counsel to the Company. Notwithstanding any adversity that may develop, in the event of any dispute or controversy arises between any Members and the Company, or between any Members or the Company on the one hand, and a Managing Member on the other hand, then each Managing Member agrees that Company Counsel may represent either the Company or such Managing Member, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation. Each Member further acknowledges that while communications with the Company Counsel concerning the formation of the Company, its Members and Managing Members may be confidential with respect to third parties, no Member has any expectation that such communications are confidential with respect to such Member.

          IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first shown above.

"Managing Member"

                              --------------------------------------------------
                              WALTER F. ULLOA
                              11900 Olympic Boulevard, Suite 590
                              Los Angeles, California  90064
                              (310) 820-5355
                              FAX: (310) 979-8804


"Managing Member"
                              --------------------------------------------------
                              PHILIP C. WILKINSON
                              11900 Olympic Boulevard, Suite 590
                              Los Angeles, California  90064
                              (310) 820-5355
                              FAX: (310) 979-8804

                      [SIGNATURES CONTINUED ON NEXT PAGE]

APPROVED AS TO FORM AND CONTENT:

Univision Communications, Inc.


By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------
1999 Avenue of the Stars, Suite 3050
Los Angeles, California  90067
Telephone No.:  (310) 556-7600


                         [Counterpart Signature Page to
               First Amended and Restated Operating Agreement of
                  Entravision Communications Company, L.L.C.]

              [See Attached Non-Managing Members signature pages]
               ---

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBERS.


                         CABRILLO BROADCASTING CORPORATION,
                         a California corporation



                         By:
                            ------------------------------------------------
                              Philip C. Wilkinson, President

                         c/o: KBNT-TV, Channel 19
                         5764 Pacific Center Boulevard, Suite 110
                         San Diego, California  92121

                         Phone No.: (619) 597-1919
                         Fax No.:  (619) 597-1909


                         Dated: _______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBER.


                         GOLDEN HILLS BROADCASTING CORPORATION,
                         a Delaware corporation



                         By:
                             --------------------------------------------------
                              Walter F. Ulloa, President

                         c/o: KCEC
                         777 Grant Street, Suite 110
                         Denver, Colorado 80203

                         Phone No.: (303) 832-0050
                         Fax No.:  (303) 832-3410


                         Dated: _______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBERS.


                         KSMS-TV, INC.,
                         a Delaware corporation



                         By:
                             -----------------------------------------------
                              Walter F. Ulloa, President

                         11900 Olympic Boulevard, Suite 590
                         Los Angeles, California  90064

                         Phone No.: (310) 820-5355
                         Fax No.:   (310) 979-8804


                         Dated: ______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBERS.


                         ENTRAVISION MERGER CORP.,
                         a Delaware corporation



                         By:
                             --------------------------------------------------
                              Walter F. Ulloa, Chairman and Chief Executive Officer

                         11900 Olympic Boulevard, Suite 590
                         Los Angeles, California 90064

                         Phone No.: (310) 820-5355
                         Fax No.:   (310) 979-8804


                         Dated: ______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBERS.


                         LAS TRES PALMAS CORPORATION,
                         a Delaware corporation



                         By:
                            ----------------------------------------------------
                              Walter F. Ulloa, President

                         c/o: KVER-TV
                         41601 Corporate Way
                         Palm Desert, California 92260-1904

                         Phone No.: (619) 341-5837
                         Fax No.:  (619) 341-0951


                         Dated: _______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBERS.


                         TIERRA ALTA BROADCASTING, INC.,
                         a Delaware corporation



                         By:
                            --------------------------------------------------
                              Yrma G. Rico, President

                         22 Commerce Center Way
                         Henderson, Nevada 89015

                         Phone No.: (702) 433-0027
                         Fax No.:  (702) 434-0527


                         Dated: _______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBER.


               EDITH SEROS, TRUSTEE OF THE WALTER F. ULLOA IRREVOCABLE TRUST dated October 9, 1996



                         By:
                            ---------------------------------------------------
                              (Signature)

                         Its:
                              -------------------------------------------------

                         Print Name:
                                    -------------------------------------------

                         11900 Olympic Boulevard, Suite 590
                         ------------------------------------------------------
                         Los Angeles, California 90064
                         ------------------------------------------------------
                         ------------------------------------------------------
                         (Address)

                         Phone No.: (310) 820-5355
                         Fax No.:  (310) 979-8804


                         Dated: ______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBER.


                        PHILIP C. WILKINSON AND WENDY K. WILKINSON, AS TRUSTEES OF THE 1994 WILKINSON CHILDREN'S GIFT TRUST



                         By:
                             ---------------------------------------------------
                              Philip C. Wilkinson, Trustee

                         By:
                             ---------------------------------------------------
                              Wendy K. Wilkinson, Trustee


                         11900 Olympic Boulevard, Suite 590
                         -------------------------------------------------------
                         Los Angeles, California 90064
                         -------------------------------------------------------
                         (Address)

                         Phone No.: (310) 820-5355
                         Fax No.:  (310) 979-8804


                         Dated: ______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBER.


                   KEVIN GRENHAM and KENNETH D. POLIN, CO-TRUSTEES OF THE PAUL
                   A. ZEVNIK IRREVOCABLE TRUST dated November 2, 1996



                         By:
                            ----------------------------------------------------
                              (Signature)

                         Its:
                             ---------------------------------------------------
                         Print Name:
                                    --------------------------------------------

                         1299 Pennsylvania Avenue, N.W., Ninth Floor
                         -------------------------------------------------------
                         Washington, D.C.  20004
                         -------------------------------------------------------
                         (Address)

                         Phone No.: (202) 824-0950
                         Fax No.:  (202) 824-0955


                         Dated: ______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBER.



                         PAUL A. ZEVNIK


                         1299 Pennsylvania Avenue, N.W., Ninth Floor
                         ------------------------------------------------------
                         Washington, D.C.  20004
                         ------------------------------------------------------
                         ------------------------------------------------------
                         (Address)

                         Phone No.: (202) 824-0950
                         Fax No.:  (202) 824-0955


                         Dated: ______________, 1996

                     SIGNATURE PAGE FOR NON-MANAGING MEMBER


THE NON-MANAGING MEMBER INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR (b) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACTS, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE MANAGING MEMBER.



                         ------------------------------------------------------
                         RICHARD D. NORTON


                         1299 Pennsylvania Avenue, N.W., Ninth Floor
                         ------------------------------------------------------
                         Washington, D.C.  20004
                         ------------------------------------------------------
                         ------------------------------------------------------
                         (Address)

                         Phone No.: (202) 824-0950
                         Fax No.:  (202) 824-0955


                         Dated: ______________, 1996

                                  EXHIBIT "A"
                              SCHEDULE OF MEMBERS

===============================================================================================================================
                                                  Number                  Description of Initial                   Percentage
               Members                  Class   of Units*                  Capital Contribution                    Interest *
===============================================================================================================================

Managing Members:
-------------------------------------------------------------------------------------------------------------------------------

WALTER F. ULLOA                           C        225,139                       $100                                20.77%
-------------------------------------------------------------------------------------------------------------------------------
PHILIP C. WILKINSON                       C         25,111                       $100                                 2.32%
-------------------------------------------------------------------------------------------------------------------------------

Non-Managing Members:
-------------------------------------------------------------------------------------------------------------------------------
CABRILLO BROADCASTING                     A        339,475   That certain low power television station               31.31%
CORPORATION,                                                 known as KBNT-TV 19 in San Diego,
a California corporation                                     California, and all related tangible and
                                                             intangible assets, including, but not limited
                                                             to, material contracts, leases, licenses,
                                                             tradenames, customer lists, accounts
                                                             receivable, furniture, fixtures and equipment.
                                                             $___________ value.
-------------------------------------------------------------------------------------------------------------------------------

GOLDEN HILLS BROADCASTING                 A        185,633   That certain television station known as                17.12%
CORPORATION,                                                 UHF-TV Channel 50 in Denver, Colorado,
a Delaware corporation                                       currently known by the call letters "KCEC",
                                                             including low power television stations
                                                             K43DK, Denver and K27DU, Colorado
                                                             Springs /Pueblo, and all related tangible and
                                                             intangible assets, including, but not limited
                                                             to, material contracts, leases, licenses,
                                                             tradenames, customer lists, accounts
                                                             receivable, furniture, fixtures and equipment.
                                                             $___________ value.
-------------------------------------------------------------------------------------------------------------------------------

KSMS-TV, INC.,                            A         14,413   That certain television station UHF-TV                   1.33%
a Delaware corporation                                       Channel 67, Monterey, California, and all
                                                             related tangible and intangible assets,
                                                             including, but not limited to, material
                                                             contracts, leases, licenses, tradenames,
                                                             customer lists, accounts receivable,
                                                             furniture, fixtures and equipment.
                                                             $___________ value.
-------------------------------------------------------------------------------------------------------------------------------

LAS TRES PALMAS CORPORATION,              A         14,956   KVER-TV4 in Indio/Palm Springs,                          1.38%
a Delaware corporation                                       California; the escrow rights to purchase
                                                             KLOB-FM in Desert Hot Springs /Palm
                                                             Springs, California, and the proposed
                                                             assignee of KAJB, Channel 54, Calipatria,
                                                             California, and all related tangible and
                                                             intangible assets, including, but not limited
                                                             to, material contracts, leases, licenses,
                                                             tradenames, customer lists, accounts
                                                             receivable, furniture, fixtures and equipment.
                                                             $___________ value.

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================
                                                  Number                  Description of Initial                   Percentage
               Members                  Class   of Units*                  Capital Contribution                    Interest *
===============================================================================================================================
VALLEY CHANNEL 48, Inc.,                  A     [TO BE       KNVO-TV 48 in Harlingin-McAllen, Texas                 [TO BE
a Texas corporation                             PROVIDED]    _____% and all related tangible and                    PROVIDED]
                                                             intangible assets, including, but not limited
                                                             to, material contracts, leases, licenses,
                                                             tradenames, customer lists, accounts
                                                             receivable, furniture, fixtures and equipment.
                                                             $________________ value.


==================================================================================================================================

TIERRA ALTA BROADCASTING, INC.,           A     171,507      KINC, Channel 15 in Las Vegas, Nevada,                  15.82%
a Delaware corporation                                       and all related tangible and intangible assets,
                                                             including, but not limited to, material
                                                             contracts, leases, licenses, tradenames,
                                                             customer lists, accounts receivable,
                                                             furniture, fixtures and equipment.
                                                             $___________ value.


-----------------------------------------------------------------------------------------------------------------------------------

EDITH SEROS, TRUSTEE OF THE               A         23,920   Exchange of Existing Percentage Interest                      2.21%
WALTER F. ULLOA IRREVOCABLE
TRUST dated October 9, 1996
-----------------------------------------------------------------------------------------------------------------------------------


PHILIP C. WILKINSON AND WENDY K.          A         23,920   Exchange of Existing Percentage Interest                      2.21%
WILKINSON, AS TRUSTEES OF THE
1994 WILKINSON CHILDREN'S GIFT
TRUST
-----------------------------------------------------------------------------------------------------------------------------------


KEVIN GRENHAM and KENNETH D.              A         23,920   Exchange of Existing Percentage Interest                      2.21%
POLIN, CO-TRUSTEES OF THE PAUL A.
ZEVNIK IRREVOCABLE TRUST dated
November 2, 1996
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                            .95%
PAUL A. ZEVNIK                            A         10,313
-----------------------------------------------------------------------------------------------------------------------------------


PAUL A. ZEVNIK                            C         13,460                                                                 1.24%

-----------------------------------------------------------------------------------------------------------------------------------

RICHARD NORTON                            C         12,321                                                                 1.13%
===================================================================================================================================

TOTAL                                                                                                           100.0000% /12/
===================================================================================================================================

--------------------------
/1/ Excludes Class D Units issued pursuant to the Equity Incentive Pool equal to up to 5% of the Percentage Interests of the Company on a fully diluted basis.

/2/ Also excludes the Percentage Interest of Univision upon exercise of the Univision Option.

                                  EXHIBIT "B"

                                    GLOSSARY
                                    --------


     1.   "Accredited Investor" means an investor who, at the time of its
           -------------------
purchase of an interest in the Company, falls into one of the following categories:

          (a) A natural person whose individual net worth or joint net worth with that person's spouse, exceeds One Million Dollars ($1,000,000) (including home, home furnishings and automobiles);

          (b) A natural person who had an individual income (excluding any income of his or her spouse) in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years, or joint income with his or her spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who reasonably expects to reach the same income level in the current year;

          (c) An entity that (i) is a corporation, a partnership, or a Massachusetts or similar business trust; (ii) has total assets in excess of Five Million Dollars ($5,000,000), and (iii) was not formed for the specific purpose of acquiring an interest in the Company;

          (d) A trust with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring an interest in the Company whose purchase of an interest in the Company is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act");

          (e) A bank as defined in Section 3(a)(2) of the 1933 Act, or a savings and loan or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act; a private business development company, as defined in Section 202(a)(22) of the Investment Advisor's Act of 1940; or a Small Business Investment Company licensed by the U.S. Business Administration under Sections 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (f) The Managing Members of the Company; or

          (g) An entity in which all the equity owners are Accredited Investors as defined in subparagraphs (a) through (f) above.

     2.   "Act" shall have the meaning set forth in Recital B of this Agreement.
           ---

     3.   "Adjusted Capital Account" means, with respect to any Member, such
           ------------------------
Member's capital account balance after increasing such capital account balance by such Member's share of Minimum Gain and decreasing such capital account balance by any items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4),
(5) and (6).

     4.   "Affiliate" means as to any Person, (a) any other Person which,
           ---------
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) or of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having 5% or more of the ordinary voting power for the election of directors of such Person or (ii) direct Person whether by contract or otherwise.

     5.   "Agreement" means this First Amended and Restated Operating Agreement
           ---------
of ENTRAVISION COMMUNICATIONS COMPANY, L.L.C., as amended from time to time in accordance with the terms hereof.

     6.   "Assets" mean all assets and rights of the Company, of whatever nature
           ------
(e.g., tangible, intangible, inchoate, contractual, claims--whether contingent
 ----
or liquidated, etc.).

     7.   "Bankruptcy" shall have the meaning given such term by the Act.
           ----------

     8.   "Cash Available for Distribution" shall mean, with respect to any
           -------------------------------
fiscal period, all cash receipts during such fiscal period, less (a) the amount of cash disbursed by the Company during such period, including, without limitation, third-party debt service, expenditures required to be capitalized, and operating cash expenses such as licensing fees, taxes, utilities and telephone expenses, insurance expenses, supplies, professional expenses, rent, general and administrative expenses, costs of preparing and printing reports and communications to customers and to Members, reasonable travel expenses for Company business, and fees and distributions to Members, (b) capital contributions and other equity and debt financing, to the extent determined by the Managing Members to be necessary or appropriate to fund Reserves, and (c) excluding any Reserves.

     9.   "Class A Non-Managing Members" shall mean Cabrillo Broadcasting
           ----------------------------
Corporation, a California corporation, Golden Hills Broadcasting Corporation, a Delaware corporation, KSMS-TV, Inc., a Delaware corporation, Las Tres Palmas Corporation, a Delaware corporation, Tierra Alta Broadcasting, Inc., a Delaware corporation, Entravision Merger Corp., a Delaware corporation (which following closing of the Acquisition Agreement and Plan of Merger will become Valley Channel 48, Inc., a Texas corporation). Edith Seros, Trustee of the Walter F. Ulloa Irrevocable Trust of 1996 dated October 9, 1996, and Kevin Grenham and Kenneth D. Polin, Co-Trustees of The Paul A. Zevnik Irrevocable Trust dated November 2, 1996; Joseph Wilkinson, Trustee of the Philip C. Wilkinson Irrevocable Trust dated November 2, 1996.

     10.  "Class C Members" shall mean Walter F. Ulloa, Philip C. Wilkinson,
           ---------------
Paul A. Zevnik and Richard Norton.

     11.  "Class D Members" shall mean those persons issued Class D Non-Voting,
           ---------------
Non-Managing Membership Units.

     12.  "Class A Units" shall mean membership interests in the Company which
           -------------
carry full voting rights, are issued in return for contributions of cash or other property to the Company, and carry an initial capital interest in the Company equal to the credit to each contributing Class A Unit Holder's capital account in connection with such holder's initial capital contribution to the Company.

     13.  "Class B Units" shall mean Units issued to third parties in accordance
           -------------
with Section 7 hereof on terms and conditions determined by the Executive Committee.

     14.  "Class C Units" shall mean Units in the Company which carry full
           -------------
voting rights and are issued to persons in connection for services to be rendered to the Company in each such person's capacity as a Member of the Company. Class C Units shall not have a capital interest in the Company upon their issuance.

     15.  "Class D Units" shall mean Units with no voting rights hereunder
           -------------
issued to persons pursuant to the terms of this Agreement or as otherwise determined by the Executive Committee.

     16.  "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, or any corresponding provision of succeeding law.

     17.  "Company" shall mean the limited liability company formed pursuant to
           -------
the Certificate of Formation referred to in Section 2 of this Agreement.

     18.  "Executive Committee" shall mean the committee described in Section 16
           -------------------
of the Agreement.

     19.  "Initial Public Offering" shall have the meaning set forth in Section
           -----------------------
26(i) of the Agreement.

     20.  "Majority in Interest" shall mean those Members of the group of
           --------------------
Members to whom reference is being made owning more than fifty percent (50%) of the outstanding Percentage Interests held by such group of Members.

     21.  "Managing Members" shall mean Walter F. Ulloa and Philip C. Wilkinson.
           ----------------

     22.  "Members" shall refer collectively to the Managing Members and the
           -------
Non-Managing Members. Reference to a "Member" shall be to any one of the Members.

     23.  "Member Non-recourse Debt" shall mean a loan described in 1.704-
           ------------------------
2(b)(4).

     24.  "Minimum Gain" shall mean the amount determined by computing with
           ------------
respect to each nonrecourse liability of the Company, including for this purpose a Member Non-Recourse Debt, the amount of gain that would be realized by the Company if it disposed of the Asset subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed.

     25.  "Net Income" or "Net Losses," respectively, means all items of income
           ----------      ----------
as properly determined for "book" purposes, and "Net Losses" refers to all items of deductions and loss as properly determined for "book" purposes. Book income and loss shall be determined based on the value of the Company's Assets as set forth on the books of the Company in accordance with the principles of Regulations Section 1.704-1(b)(2)(iv)(g).

     26.  "Non-Managing Members" shall refer to all persons holding a Non-
           --------------------
Managing Member interest in the Company, regardless of class.

     27.  "Non-Recourse Deductions" has that meaning given to the term by
           -----------------------
Regulation Section 1.704-2.

     28.  "Percentage Interest" shall mean the percentage interest assigned to a
           -------------------
Member with respect to allocations of Net Income and Net Losses, distributions, voting rights (other than holders of Class D Units) and certain other incidents of a Member's interest in the Company, as set forth on the attached Exhibit "A".

     29.  "Person" means any individual, firm, partnership, joint venture,
           ------
corporation, association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

     30.  "Presumed Company Tax Liability(ies)" shall, as to each Member for any
           -----------------------------------
given fiscal year of the Company, be deemed to be equal to the product of the excess, if any, of the cumulative amount of the income and gain items reported or reportable on such Member's Schedule K-1 (IRS Form 1065) with respect to the Company for such year over the sum of the deduction and loss items reported or reportable on such Schedule K-1 for such year, and the maximum combined effective federal and California (or other state or the District of Columbia, as applicable) state corporate or individual income tax rate in effect for such year, whichever is higher.

     31.  "Prime Rate" shall mean the highest prime or reference rate as quoted
           ----------
from time to time by The Wall Street Journal, which shall be a variable rate.
                     -----------------------
Any interest rates described in this Agreement that are described with reference to the Prime Rate shall similarly be variable interest rates and shall change immediately effective upon any change in the Prime Rate.

     32.  "Proportionate" and "Proportionately," means, when used with respect
           -------------       ---------------
to the Members (or a group of them), the proportion that each such Member's outstanding Percentage Interest bears to the total outstanding Percentage Interests of all Members to whom reference is made.

     33.  "Regulations" means the temporary, proposed and final regulations
           -----------
promulgated by the Treasury Department pursuant to the Code.

     34.  "Reserves" means, with respect to any fiscal period, funds set aside
           --------
or amounts allocated during such period to Reserves, which shall be maintained in a minimum amount equal to two (2) months operating expenses for the Company plus such additional amounts determined to be appropriate by the Managing Members for working capital and contingencies.

                                  EXHIBIT "C"

                               CONSENT OF SPOUSE
                               -----------------


     I, __________________________________________, spouse of
_________________________________________________, do hereby certify, acknowledge and agree as follows:

     1. I have read and approve each and every provision set forth in the foregoing Agreement.

     2. I accept and agree to be bound by the Agreement in all respects and in lieu of each other interest I may have in Entravision Communications Company, L.L.C. (the "Company"), whether that interest may be community property or quasi-community property under the laws of the State of California or other laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

     3. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement.

     4. I hereby consent to any amendments or modifications to the Agreement that are consented to, executed by or otherwise binding upon my spouse.


Dated:  _______________________, 19___.



                              -----------------------------------
                              (Signature)

                              -----------------------------------
                              (Please Print Name)

                                  SCHEDULE "1"

                     LIST OF PERMISSIBLE BUSINESS ENDEAVORS

     MEMBER                         Permissible Business Endeavor
     ------                         -----------------------------

Walter F. Ulloa                     Entravision Holdings, L.L.C.; Entravision
                                    Merger Corp.; Cabrillo Broadcasting
                                    Corporation; Golden Hill Broadcasting
                                    Corporation; KSMS-TV, Inc.; Las Tres Palmas
                                    Corporation; Tierra Alta Broadcasting, Inc.

Philip C. Wilkinson                 Entravision Holdings, L.L.C.; Golden Hills
                                    Broadcasting Corporation; KSMS-TV, Inc.

Cabrillo Broadcasting               Cabrillo Broadcasting Corporation
Corporation

Golden Hills                        Golden Hills Broadcasting Corporation
Broadcasting Corporation

KSMS-TV, Inc.                       KSMS-TV, Inc.

Las Tres Palmas                     Las Tres Palmas Corporation
Corporation

Tierra Alta Broadcasting            Tierra Alta Broadcasting Corporation
Corporation

Entravision Merger Corp.            Entravision Merger Corp.

Ulloa Trust                         None

Zevnik Trust                        None

Wilkinson Children's Gift Trust     None

Paul A. Zevnik                      Entravision Merger Corp.; Golden Hills
                                    Broadcasting Corporation; KSMS-TV, Inc.; Las
                                    Tres Palmas Corporation; Tierra Alta
                                    Broadcasting, Inc.

Richard D. Norton                   Entravision Merger Corp.; KSMS-TV, Inc.;
                                    Tierra Alta Broadcasting, Inc.; Golden Hills
                                    Broadcasting Corporation


                               Schedule "I" - 1

                    Costa de Oro Television, Inc., a California corporation Tidewater Capital Corporation, a Delaware corporation
                    43 Corporation, Inc., a Delaware corporation
                    TCC II Corporation, a Delaware corporation
                    Beach 43 Corporation, Inc., a Delaware corporation
                    Las Tres Campanas Television, Inc., a Nevada corporation Biltmore Broadcasting, a Delaware corporation
                    Channel 44 Associates, a California limited partnership
                    La Paz, Ltd., a California limited partnership
                    La Paz Wireless, Ltd., a California limited partnership
                    La Paz Wireless Corp., a Delaware corporation
                    Zeus Corporation of Washington, Inc., a Delaware corporation Lomas de Oro Broadcasting Corporation

                                Schedule "I" - 2